EXHIBIT 10.2

                                                             CONFORMED COPY






                             DEFINITIONS AGREEMENT



                                  between



                  EQUATE PETROCHEMICAL CO. K.S.C. (CLOSED)
                               as the Company



                   PETROCHEMICAL INDUSTRIES COMPANY K.S.C.
                          UNION CARBIDE CORPORATION
                               as the Sponsors



                        NATIONAL BANK OF KUWAIT S.A.K.
          as Intercreditor Agent and Project Assets Security Trustee



                                     and



                       CITICORP TRUSTEE COMPANY LIMITED
                               as Debt Trustee
















                               Clifford Chance
                                   London


                                    CONTENTS


Clause                                                             Page No.

1.     Definitions......................................................  1

2.     Amendments.......................................................  1

3.     Succession.......................................................  1

4.     Determination of whether UCC has become an Expropriated Sponsor..  1

5.     Governing Law....................................................  3

6.     Jurisdiction.....................................................  3

Schedule:   Section 1: Defined Terms
            Section 2: Rules of Construction and Interpretation


THIS AGREEMENT is made on 15 day of September 1996

BETWEEN:

(1)   EQUATE PETROCHEMICAL CO. K.S.C. (CLOSED) (the "Company");

(2)   PETROCHEMICAL INDUSTRIES COMPANY K.S.C. ("PIC");

(3)   UNION CARBIDE CORPORATION ("UCC");

(4) NATIONAL BANK OF KUWAIT S.A.K. (in its capacity as intercreditor agent under the Common Terms Agreement, as defined in the Schedule hereto the "Intercreditor Agent" and in its capacity as project assets security trustee under the Security Trust Agreement, as defined in the Schedule hereto, the "Project Assets Security Trustee"); and

(5) CITICORP TRUSTEE COMPANY LIMITED (in its capacity as debt trustee under the Security Trust Agreement, as defined in the Schedule hereto, the "Debt Trustee").


NOW IT IS HEREBY AGREED as follows:

1.    Definitions

      Unless otherwise expressly defined or construed therein, each of the defined terms and rules of construction and interpretation set out in the Schedule hereto shall apply in relation to each Finance Document (as defined in the Schedule hereto) in which such defined terms and rules of construction and interpretation appear.

2.    Amendments

2.1 The Intercreditor Agent and the Trustees may, in accordance with the relevant provisions of the Common Terms Agreement, agree with the Company and the Sponsors any amendment to any of the defined terms and rules of construction and interpretation set out in the Schedule.

2.2 All amendments to the provisions of this Agreement and the Schedule shall be in writing, signed by the Intercreditor Agent, the Trustees, the Company and the Sponsors.

3.    Succession

3.1 This Agreement shall enure to the benefit of, and be binding upon, the parties hereto and each of their respective successors, transferees and assigns.

4.    Determination of whether UCC has become an Expropriated Sponsor

4.1 UCC shall promptly after becoming aware of the same notify the Intercreditor Agent (or, after the occurrence of an Event of Default which has not been waived by the Majority Term Banks or remedied, the Debt Trustee) of any facts or circumstances which could result in UCC becoming an Expropriated Sponsor. If UCC is of the view that it has become an Expropriated Sponsor it shall notify the Intercreditor Agent (or, after the occurrence of an Event of Default which has not been waived by the Majority Term Banks or remedied, the Debt Trustee) and if the Intercreditor Agent (or, as the case may be, the Debt Trustee), after consultation with the Term Banks, agrees in writing with UCC's view then UCC shall be an Expropriated Sponsor for all purposes of the Finance Documents. If the Intercreditor Agent (or, as the case may be, the Debt Trustee), does not agree with UCC's view at the end of the period of 15 days following the notification in the preceding sentence then the matter shall be referred to arbitration and determined in accordance with Clause 4.2.

4.2   (a)   Arbitration of Disputes as to whether UCC has become an
Expropriated Sponsor

            Any disagreement, dispute or controversy relating to whether UCC has become an Expropriated Sponsor shall be settled exclusively and finally by arbitration.

      (b)   Arbitration Rules

            Except as set forth otherwise herein, the arbitration shall be conducted in accordance with UNCITRAL Arbitration Rules as in effect at the effective date of this Agreement, and such arbitration shall be administered by the London Court of International Arbitration ("LCIA").

      (c)   Situs and language

            The place of the arbitration shall be London, England and the language used for all purposes in connection with the arbitration shall be English.

      (d)   Commencement of arbitration

            Either UCC or the Intercreditor Agent (or, after the occurrence of an Event of Default which has not been waived by the Majority Term
Banks or remedied, the Debt Trustee) may initiate the arbitration at any time by the service of a notice of arbitration on the other party. The arbitration shall be deemed to commence on the date on which the notice of arbitration is received by the relevant addressee.

      (e)   Number, appointment and qualifications of the arbitrators

            The arbitration panel ("tribunal") shall consist of three arbitrators, one chosen by each of UCC and the Intercreditor Agent (or, as the case may be, the Debt Trustee) and the third chosen by the two party-appointed arbitrators. The third arbitrator shall act as the presiding arbitrator and shall not be resident in or a citizen of Kuwait or the United States of America. Each party shall have ten (10) days from the date of the commencement of the arbitration to select its party-appointed arbitrator. The third arbitrator shall be chosen as follows: the party-appointed arbitrators shall attempt to agree on the selection of the third arbitrator. If no agreement is reached within ten (10) days after the appointment of the two arbitrators, the two party-appointed arbitrators shall each exchange a list of three (3) candidates. Within ten (10) days thereafter, each party-appointed arbitrator shall strike two names from the other's list. The third arbitrator shall be selected from the remaining two names by drawing of lots. If, for any reason, the third arbitrator is not chosen within the required time frame, the LCIA shall act as appointing authority for such arbitrator.

            The three arbitrators shall be disinterested in the outcome of the arbitration, shall not in any way be connected with UCC or the Intercreditor Agent (or, as the case may be, the Debt Trustee) and each shall be one of the following:

                  (i) a present, former or retired officer, underwriter or in-house counsel with an insurance company, reinsurance company, Lloyd's syndicate, multilateral or bilateral agency or other government or quasi-government agency (including without limitation, OPIC, MIGA or any export credit agency) which, as a substantial part of its business, underwrites, issues or provides political risk insurance or reinsurance;
or

                  (ii) a present, former or retired officer or risk manager of a company which procures or purchases political risk insurance, or an individual presently or formerly with such company who as part of his employment responsibilities is or was involved in the procurement of political risk insurance or the submission or handling of claims connected with policies or contracts of political risk insurance; or

                  (iii) an active or retired attorney or judge with more than five (5) years' experience in the field of insurance or reinsurance as a substantial part of his/her practice or professional responsibilities; or

                  (iv) an active or retired attorney or judge with more than five (5) years' experience in public international law as a substantial part of his/her practice or professional responsibilities.

      (f)   Statement of Claim and Defence

            The party initiating the arbitration ("Claimant") shall submit a Statement of Claim within thirty (30) working days after its submission of the Notice of Arbitration. The other party
("Respondent") shall submit a Statement of Defence within twenty
(20) days after receiving the Statement of Claim.

      (g)   Hearings

            At the request of either party (such request to be made no later than ten (10) days after submission of the Statement of Defence), the tribunal shall hold hearings for the presentation of evidence by witnesses, including expert witnesses, or for oral argument.
Any such hearing shall be held no later than fifty (50) days after the submission of the Respondent's Statement of Defence and the tribunal shall take all reasonable measures to ensure that the hearing be concluded as expeditiously as possible and, to the extent practicable, that the hearing last no longer than ten (10) days.

      (h)   Finality of Decision

            Any decision by the majority of the arbitrators shall be final and binding upon the parties. The tribunal shall take all reasonable measures to render a final, binding decision within the later of
(i) ten (10) days after the completion of the hearing, if any, referred to in paragraph (g) above or (ii) if no hearing is held, twenty (20) days after the submission of the Respondent's
Statement of Defence. The parties hereby waive, to the extent permitted by law, any rights to appeal or to review such decision by any court or tribunal.

      (i)   Costs

            The Company shall reimburse the Intercreditor Agent (or, as the case may be, the Debt Trustee) in respect of any costs incurred by the Intercreditor Agent (or, as the case may be, the Debt Trustee) in connection with such arbitration.

5.    Governing Law

      This Agreement shall be governed by, and construed in accordance with, English law.

6.    Jurisdiction

6.1 Subject to Clause 4, each of the Company and the Sponsors irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

6.2 Subject to Clause 4, each of the Company and UCC irrevocably agrees that the courts of the State of New York and the courts of the United States of America in New York shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

6.3 Each of the Company and UCC and (in the case of Clause 6.1 only) PIC irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clauses 6.1 and 6.2 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

6.4 Each of the Company and (with respect to proceedings in England only) each of the Sponsors agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered (in the case of any suit, action or proceeding in England) to Hackwood
Secretaries Limited of Barrington House, 59-67 Gresham Street, London,
EC2V 7JA or its principal place of business in England from time to time or (in the case of any suit, action or proceeding in New York) to CT Corporation System Inc. at 1633 Broadway, New York, N.Y. 10019, USA or its principal place of business in New York from time to time. If the appointment of either person identified in this Clause 6.4 ceases to be effective the Company, UCC or PIC (as the case may be) shall immediately appoint a further person in England or, as the case may be, New York to accept service of process on its behalf in England, or as the case may be, New York and, failing such appointment within 15 days, the Debt
Trustee shall be entitled to appoint such person by notice to the Company and each of the Sponsors. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

6.5   The submission to the jurisdiction of the courts referred to in Clauses
6.1 and 6.2 shall not (and shall not be construed so as to) limit the right of the Intercreditor Agent, the Debt Trustee, the Project Assets Security Trustee, or any of them to take proceedings against any of the Company and either of the Sponsors in any other courts of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

6.6 Each of the Company and the Sponsors hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Agreement to the giving of any relief or the issue of any process in connection with such action or proceeding including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

6.7 To the extent that any of the Company and the Sponsors may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claims), each of the Company and the Sponsors hereby irrevocably agrees not to claim and herby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction and, in particular, to the intent that in any proceedings taken in New York the foregoing waiver of immunity shall have effect under and be construed in accordance with the United States Foreign Sovereign Immunities Act 1976.

6.8 Each party hereto hereby waives any rights that it may have in any jurisdiction to trial by jury.


IN WITNESS WHEREOF this Agreement has been duly executed on the date first written at the start of the Agreement.



                                  SCHEDULE

                            Common Defined Terms

Section 1 - Defined Terms

"Accounts" means the Disbursement Account, the Collection Accounts, the Regional Accounts, the Master Accounts, the Operations Accounts, CERF 1, CERF 2, the Debt Service Payments Account, the Debt Service Reserve Fund, the Distributions Account, the Excess Cash Flow Fund, the Insurance Accounts, the Net Swap Receivables Account, the Dinar Petty Cash Account and the Polypropylene Operations Account;

"Account Bank" means Citibank, N.A., London branch or such other bank as shall be appointed Account Bank from time to time in accordance with Clause 45.2 of the Common Terms Agreement;

"Actual EG Sales Volume" in relation to any Relevant EG Period means the aggregate volume of EG (in tonnes) sold by the Company by way of True Sale during such Relevant EG Period (but excluding all Excluded EG Sales);

"Actual PE Sales Volume" in relation to any Relevant PE Period means the aggregate volume of PE (in tonnes) sold by the Company by way of True Sale during such Relevant PE Period (but excluding all Excluded PE Sales);

"Actual Lease Drawings" means the aggregate amount by which the Available Lease Facility is reduced (otherwise than on cancellation or on its reduction to zero on the last day thereof) during the Availability Period, as determined under Clause 28 of the Common Terms Agreement;

"Actual Term Loan Drawings" means the aggregate amount of all Drawings under the Term Loan Facility on or before the last day of the Availability Period (less the aggregate amount of all repayments in accordance with Clause 15 (Illegality) of the Term Loan Facility Agreement on or before such day (if any));

"Actual Tranche A Term Loan Drawings" means the amount of the Actual Term Loan Drawings advanced by the Tranche A Term Loan Banks;

"Actual Tranche B Term Loan Drawings" means the amount of the Actual Term Loan Drawings advanced by the Tranche B Term Loan Banks;

"Additional Company" means any person who, from time to time, becomes an additional party to the Sponsor Support Agreement and an additional party to one or more Step-in Documents in accordance with Clause 25 of the Sponsor Support Agreement;

"Additional Shareholder Contributions" means payments by Shareholders to the Company under Clause 6 of the Sponsor Support Agreement;

"Affiliate" of any company means any subsidiary or holding company, or any subsidiary of any holding company, of that company and, with respect to PIC, the State of Kuwait (or the government thereof) or any of its Agencies;

"Agency" means in respect of any nation, government or state, any political sub-division thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of any of the foregoing and shall include, without limitation, any corporation or company which would be an Affiliate of any Agency referred to above if such Agency were a company;

"Agents" means the Intercreditor Agent, the Facility Agent, the Working Capital Facility Agent and any New Agent;

"Agreed Form" in relation to any document means the agreed form thereof as initialled by the appropriate parties or their representatives and delivered in satisfaction of the condition precedent relating thereto set out in the Third Schedule to the Common Terms Agreement;

""A" EG Volume" in relation to any Relevant EG Period means the volume of EG (in tonnes) specified for such Relevant EG Period in Column 3 of the Second Schedule to the Sales Volume Guarantee;


"A" PE Volume" in relation to any Relevant PE Period means the volume of PE (in tonnes) specified for such Relevant PE Period in Column 3 of the First Schedule to the Sales Volume Guarantee;

"Alternate Market Consultants" means Chemical Marketing Associates Inc. and Petrochemical Consultants International, or, if any of the Sponsors, the Company or any member of the Approval Group is not satisfied with the services provided by either Alternate Market Consultant or if either of them ceases to exist or to be willing to act in such capacity, any replacement approved by the Approval Group and the Sponsors and appointed as such by the Intercreditor Agent;

"Annual Bank Case" means a project forecast prepared and approved or otherwise finalised in accordance with Clause 15 of the Common Terms Agreement;

"Annual Budget" means an operating phase budget prepared and approved or otherwise finalised in accordance with Clause 14 of the Common Terms Agreement;

"Annual Debt Service Ratio" for any Fiscal Year means the ratio of:

(i) actual or projected Cash Flow Available for Debt Service for that Fiscal Year; to

(ii)  all Debt Service Payments made or projected to be made in that Fiscal
Year;

"Applicable Margin" means:

(i) with respect to the Term Facilities, 1_% per annum until the earlier of the date upon which either Sponsor is released from its obligations under Clauses 2 and 3 of the Completion Guarantee and 30 September 1998, and 1_% per annum thereafter; and

(ii)  with respect to the Working Capital Facility, 3/4% per annum;

"Approved Custodian" means the Account Bank and any other person approved as a custodian in respect of Permitted Investments by the Approval Group;

"Approval Group" means the Technical Bank, the Modelling Bank, the Insurance Bank, the Intercreditor Agent, the Lessor (for so long as it is a Bank) and Citibank, N.A. (for so long as it is a Bank) and (if either the Lessor or Citibank, N.A., or any successor to it as a member of the Approval Group, ceases to be a Bank) such other Bank as the Majority Term Banks and the Company may agree;

"Approved FX/LC Facilities" means any letter of credit, foreign exchange or guarantee facilities entered into in the ordinary course of the Company's business provided:

(i) that the maximum aggregate amount of such facilities does not exceed $100,000,000 (in the case of foreign exchange facilities only, taking account for this purpose of the maximum net exposure of the relevant counterparty thereunder):

(ii) each of the counterparties thereto has executed a CTA Deed of Accession and thereby become party to the Common Terms Agreement as a Bank (and thereby subject to the restrictions on enforcement and acceleration contained therein); and

(iii) such facilities shall be unsecured save for any Permitted Liens in respect thereof;

"Approved Hedging Agreement" means any interest rate swap agreement entered into by the Company pursuant to an ISDA master agreement substantially in the form set out in the Tenth Schedule to the Common Terms Agreement and otherwise in accordance with the Hedging Programme in relation to which a Designating Instrument has been duly executed and delivered pursuant to Clause 8 of the Security Trust Agreement and the counterparty to the Company thereunder has executed and delivered to the Intercreditor Agent a CTA Deed of Accession and to the Trustees an STA Deed of Accession and thereby become party to the Common Terms Agreement and the Security Trust Agreement as a Bank;

"Approved Hedging Counterparty" means Citibank, N.A., The Chase Manhattan Bank and JP Morgan & Co. and any other financial institution which is party to an Approved Hedging Agreement as counterparty;

"Arrangers" means the persons named as such in the Common Terms Agreement;

"ASC Adjustment Date" means the later to occur of:

(i) the date falling two years after the first date on which a Sponsor is released from its obligations under Clauses 2 and 3 of the Completion Guarantee; and

(ii) the fourth Payment Date after the Commencement Date (or the date that would have been the fourth Payment Date after the Commencement Date if such Payment Date had not been deferred in accordance with Clause 31 of the Common Terms Agreement);

"ASC Availability Period" means the period starting on the first date upon which a Sponsor is released from its obligations under Clauses 2 and 3 of the Completion Guarantee and ending on the earlier to occur of:

(i) the first date prior to the ASC Adjustment Date upon which either (a) the credit balance on the Debt Service Reserve Fund (net of any amount required to discharge any Debt Service Payments to the extent accrued up to the Completion Date) or (b) the aggregate amount of all Additional Shareholder Contributions actually made reaches $120,000,000; and

(ii) the first date after the ASC Adjustment Date upon which either (a) the credit balance on the Debt Service Reserve Fund is equal to or greater than the maximum aggregate amount of Debt Service Payments forecast in the current Annual Bank Case to be payable in any subsequent six month period or (b) the aggregate amount of Additional Shareholder
Contributions made after the ASC Adjustment Date reaches the ASC
Facility Amount;

"ASC Facility Amount" means:

(i)   at all times up to and including the ASC Adjustment Date, $120,000,000;
and

(ii)  thereafter, an amount equal to the lesser of:

      (a) the amount by which $120,000,000 exceeds the aggregate amount of all Additional Shareholder Contributions made up to and including the ASC Adjustment Date; and

      (b) the amount by which the maximum aggregate amount of Debt Service Payments forecast in the current Annual Bank Case to be payable in any subsequent six month period after the ASC Adjustment Date exceeds the credit balance on the Debt Service Reserve Fund at close of business in London on the ASC Adjustment Date;

"Assigned Company Property" in relation to:

(i) the English Law Security Agreement means all of the right, title and interest, present and future, of the Company in and to (a) each Assigned London Account, all moneys from time to time to standing to the credit thereof and all entitlements to interest and any other rights and benefits accruing to or arising in connection therewith, (b) the Sponsor Support Agreement, the Feedstock Interruption Agreement, the Sales
Volume Guarantee, any hedging agreement from time to time entered into by the Company and any future Documents governed by English law to which it is party, (c) all claims, rights and remedies of the Company (including, without limitation, all damages and compensation payable for or in respect thereof) arising out of or in connection with a breach of or default under or in connection with the Sponsor Support Agreement, the Feedstock Interruption Agreement, the Sales Volume Guarantee, any hedging agreement from time to time entered into by the Company and any future Documents governed by English law to which it is party, (d) all rights of the Company to terminate the Sponsor Support Agreement, the Feedstock Interruption Agreement, the Sales Volume Guarantee, any hedging agreement from time to time entered into by the Company and any future Documents governed by English law to which it is a party and otherwise to exercise all rights and remedies thereunder, pursuant thereto or in connection therewith and (e) all sums from time to time payable to the Company (or EMC on its behalf) in respect of all sales of Product;

(ii) the New York Law Security Agreement means all of the right, title and interest, present and future, of the Company in and to (a) the New York Accounts, all moneys from time to time to standing to the credit thereof and all entitlements to interest and any other rights and benefits accruing to or arising in connection therewith, (b) all of the agreements listed in Schedule 1 thereto, any bonds issued under the Principal Project Documents included therein and any future Documents governed by New York law to which it is party, (c) all claims, rights and remedies of the Company (including, without limitation, all damages and compensation payable for or in respect thereof) arising out of or in connection with a breach of or default under or in connection with any of the agreements listed in Schedule 1 thereto, any bonds issued under the Principal Project Documents included therein and any future
Documents governed by New York law to which it is party and (d) all rights of the Company to terminate any of the agreements listed in
Schedule 1 thereto, any bonds issued under the Principal Project
Documents included therein and any future Documents governed by New York law to which it is party and otherwise to exercise all rights and remedies thereunder, pursuant thereto or in connection therewith;

"Assigned EMC Property" in relation to:

(i) the English Law Security Agreement means all of the right, title and interest, present and future, of EMC in and to (a) each Assigned London Account, all monies from time to time standing to the credit thereof and all entitlements to interest and any other rights and benefits accruing to or arising in connection therewith, (b) the Sponsor Support Agreement and any future Documents governed by English law to which it is party,
(c) all claims, rights and remedies of EMC (including, without limitation, all damages and compensation payable for or in respect thereof) arising out of or in connection with a breach of or default under or in connection with the Sponsor Support Agreement and any future Documents governed by English law to which it is party, (d) all rights of EMC to terminate the Sponsor Support Agreement and any future
Documents governed by English law to which it is party and otherwise to exercise all rights and remedies thereunder, pursuant thereto or in connection therewith and (e) all sums from time to time payable to EMC
(or to EMC on behalf of the Company) in respect of all sales of Product;

(ii) the New York Law Security Agreement means all of the right, title and interest, present and future, of EMC in and to (a) each New York
Account, all monies from time to time standing to the credit thereof and all entitlements to interest and any other rights and benefits accruing to or arising in connection therewith, (b) all of the agreements listed in Schedule 1 thereto and any future Documents governed by New York law to which it is party, (c) all claims, rights and remedies of EMC (including, without limitation, all damages and compensation payable for or in respect thereof) arising out of or in connection with a breach of or default under or in connection with any of the agreements listed in
Schedule 1 thereto and any future Documents governed by New York law to which it is party and (d) all rights of the EMC to terminate any of the agreements listed in Schedule 1 thereto and any future Documents governed by New York law to which it is party and otherwise to exercise all rights and remedies thereunder, pursuant thereto or in connection therewith;

"Assigned London Accounts" means each of the following:

(i)    the Business Interruption Insurance Account;
(ii)   CERF 1;
(iii)  CERF 2;
(iv)   the Debt Service Payments Account;
(v)    the Debt Service Reserve Fund;
(vi)   the Distributions Account;
(vii)  the Excess Cash Flow Fund;
(viii) the Master Accounts;
(ix)   the Net Swap Receivables Account;
(x)    the Property Damage Insurance Account; and
(xi) any other account (other than the Polypropylene Operations Account) opened in the United Kingdom by the Company or EMC, including any Regional Account, any replacement for any of (i)-(x) above and any account the credit balance on which constitutes a Permitted Investment;

"Assigned Property" in relation to:

(i) the English Law Security Assignment means, collectively, the Assigned Company Property and the Assigned EMC Property thereunder;

(ii) the New York Law Security Assignment means, collectively, the Assigned Company Property and the Assigned EMC Property thereunder;

"Assignment and Assumption Agreements" means the Assignment and Assumption Agreement governed by Kuwaiti law and the Assignment and Assumption Agreement governed by New York law, each of even date herewith and made between the Sponsors and the Company pursuant to which the Sponsors shall transfer or have transferred their rights and obligations under various Project Documents to the Company;

"Availability Period" means:

(i) with respect to the Term Facilities, the period from the Effective Date to the earliest of:

       (a)  30 September 2000;

       (b)  the Plant Completion Date;

       (c) the date on which any of the Plant Completion Tests is failed for the fifth time; and

       (d) the date upon which the Available Term Facilities are first reduced to zero;

(ii) with respect to the Working Capital Facility and provided that the Intercreditor Agent shall have notified the other parties to the Common Terms Agreement that all conditions precedent have been satisfied under Clause 2.7 thereof, the period from 1 January 1997 to the Working
Capital Maturity Date;

"Available Lease Facility" means $200,000,000 less the aggregate amount paid by the Purchaser to the Company under the Sale Agreement and the aggregate of the amounts by which the same is reduced under Clause 2.5 of the Common Terms Agreement;

"Available Term Facilities" means the Available Term Loan Facility and the Available Lease Facility;

"Available Term Loan Facility" means the sum of the Available Tranche A Facility and the Available Tranche B Facility;

"Available Tranche A Commitment" in relation to a Term Loan Bank means (subject as provided in the Term Loan Facility Agreement) the amount set out opposite its name in Part 1 of the First Schedule to the Term Loan Facility Agreement less the aggregate amount it has advanced under Tranche A of the Term Loan Facility;

"Available Tranche B Commitment" in relation to a Term Loan Bank means (subject as provided in the Term Loan Facility Agreement) the amount set opposite its name in Part 2 of the First Schedule to the Term Loan Facility Agreement less the aggregate amount it has advanced under Tranche B of the Term Loan Facility;

"Available Tranche A Facility" means the sum of the Available Tranche A Commitments of all the Term Loan Banks;

"Available Tranche B Facility" means the sum of the Available Tranche B Commitments of all the Term Loan Banks;

"Available WC Commitment" in relation to a Working Capital Bank at any time means, save as otherwise provided in the Working Capital Facility Agreement, the amount set out opposite its name in the First Schedule to the Working Capital Facility Agreement less its share of the Outstandings under the Working Capital Facility at such time Provided that such amount shall not be less than zero;

"Available WC Facility" means the sum of the Available WC Commitments of all the Working Capital Banks;

"Average EG Price" in relation to any Relevant EG Period means the average price per tonne achieved by the Company for sales of EG Principal Products by way of True Sale during the last 30 days of such Relevant EG Period (provided that at least five percent (5%) of such sales of EG during such Relevant EG Period were made during such 30 day period) or, if no such sales (or insufficient sales) were made, the immediately prior 30 days of such Relevant EG Period provided that at least five percent (5%) of such sales of EG during such Relevant EG Period were made during such thirty day period) or, if prices still cannot be so determined the average of the prices of EG published during such period by the Market Consultant adjusted (where necessary to represent the net revenue, before deducting production costs, received or receivable by the Company in respect of each tonne of EG sold by the Company at such price) so as to:

(i) deduct the average cost, per tonne, of freight and insurance to the Principal Markets (to the extent such costs are not usually borne by the purchasers);

(ii)  reflect credit terms of no longer than thirty days following delivery;
and

(iii) deduct the average cost per tonne to the Company of sales commissions (calculated, in the case of commissions paid to EMC, on the assumption that EMC achieved sales of the full Target EG Sales Volume), import and export duties and sales taxes and duties, as determined by the Market Consultant;

"Average Ex-Works Price" for any type of Product, any market and any period means the average price per metric tonne of such type of Product sold into such market by the Company but so that the actual price of each delivery shall be adjusted (where necessary) so as to:

(i)    reflect credit terms of no longer than thirty days following delivery;
and

(ii) reflect the price that would have applied if the purchaser were to bear the full cost of freight (by whatever means) and insurance:

"Average PE Price" in relation to any Relevant PE Period means the average price per tonne achieved by the Company for sales of PE Principal Products by way of True Sale during the last 30 days of such Relevant PE Period (provided that at least five percent (5%) of such sales of PE during such Relevant PE Period were made during such 30 day period) or, if no such sales (or insufficient sales) were made, the immediately prior 30 days of the Relevant PE Period (provided that at least five percent (5%) of such sales of PE during such Relevant PE Period were made during such 30 day period) or, if prices still cannot be so determined, the average of the prices of PE published during such period by the Market Consultant adjusted (where necessary to represent the net revenue, before deducting production costs, received or receivable by the Company in respect of each tonne of PE sold by the Company at such price) so as to:

(i) deduct the average cost, per tonne, of freight and insurance to the Principal Markets (to the extent such costs are not usually borne by the purchasers);

(ii)  reflect credit terms of no longer than thirty days following delivery;
and

(iii) deduct the average cost per tonne to the Company of sales commissions (calculated, in the case of commissions paid to EMC, on the assumption that EMC achieves sales of the full Target PE Sales Volume), import and export duties and sales taxes and duties, as determined by the Market Consultant;

"Banks" means the Term Loan Banks, the Lessor, the Working Capital Banks and any other financial institution which accedes to the Common Terms Agreement as a Bank Provided that any Bank which is no longer owed any sum under the Facilities and the New Facilities and which has complied with all its obligations under the Finance Documents shall cease to be a Bank;

"Base Case" means the financial forecast established by using, inter alia, the price assumptions representing long term averages for the industry provided by the Market Consultant and cost and production assumptions provided by the Company, showing the projected cash flows from the Project and set out in Appendix H to the Information Memorandum under the title "Base Trend Case";

"Beneficiaries" means the Primary Beneficiaries, the Secondary Beneficiaries and the Tertiary Beneficiaries;

""B" EG Volume" in relation to any Relevant EG Period means the volume of EG (in tonnes) specified for such Relevant EG Period in Column 4 of the Second Schedule to the Sales Volume Guarantee;

""B" PE Volume" in relation to any Relevant PE Period means the volume of PE (in tonnes) specified for such Relevant PE Period in Column 4 of the First Schedule to the Sales Volume Guarantee;

"Boubyan" means Boubyan Petrochemical Company K.S.C.;

"Boubyan Subordinated Loan Agreement" means the $42,000,000 loan agreement to be dated on or before the Effective Date between Boubyan and the Company;

"Bridge Agent" means National Bank of Kuwait S.A.K. in its capacity as agent under the First Bridge Facility and the Second Bridge Facility;

"Bridge Facilities" means the First Bridge Facility and the Second Bridge Facility;

"Bridge Lenders" means the First Bridge Lenders and the Second Bridge Lenders;

"Budget Month" means any of the successive calendar months comprised in the period covered by an Annual Budget;

"Business Interruption Insurance Account" means the account in London so designated in the name of the Company and held with the Account Bank;

"Butene-1 Unit" means the unit to be constructed as part of the Project designed to produce butene-1;

"Calculation Date" means the date falling 15 business days after the date on which the Debt Trustee gives notice to the Primary Beneficiaries of the occurrence of the Enforcement Date;

"Cash Flow Available for Debt Service" for any Fiscal Year or other period means operating profits and interest income of the Company for that period, before deductions on account of debt service, depreciation and amortisation but after taxes (including any mandatory contribution to KFAS) and:

(i) less any increase (or plus any decrease) in Working Capital (excluding for these purposes any credit balance on the Operations Accounts) over the period;

(ii) plus any increase over the period in the Outstandings under the Working Capital Facility and/or the outstanding principal amount of the Company's borrowings under working capital facilities approved in accordance with the Common Terms Agreement;

(iii) less capital expenditure incurred in the period (other than that funded prior to the Plant Completion Date by drawings under the Term Facilities or other facilities approved in accordance with the Common Terms Agreement, from CERF 1 and CERF 2 or from Shareholder Contributions); and

(iv) less the sum of $5,000,000, Indexed (being the required annual contribution to CERF 1 for Major Plant Overhaul),

in each case calculated by the Company from time to time, by reference to projected values where and to the extent necessary, and confirmed by the Modelling Bank;

"Catalyst Supply Agreements" means:

(i) the PE Catalyst Supply Agreement dated 28 May 1996 between UCC and the Company;

(ii) the Ethylene Oxide Catalyst Supply Agreement dated as of 28 May 1996 between UCC and the Company;

(iii) the Hydrolysis Catalyst Supply Agreement dated as of 28 May 1996 between UCC and the Company; and

(iv) the Catalyst Supply Agreement dated on or prior to the Effective Date between the Company and IFP Enterprises, Inc.

in the case of (i) to (iii) above, each as amended by the Supplemental Agreement dated or to be dated on or prior to the Effective Date between UCC and the Company;

"Cedel" means the clearance system operated in Luxembourg by Cedel;

"CERF 1" means the dollar account in London so designated in the name of the Company and held with the Account Bank;

"CERF 1 Required Cumulative Balance" for any month means, on the basis of a thirty-six month cycle (the first such cycle commencing on Start-up and each successive one commencing with the date on which the Company incurs the expense of a Major Plant Overhaul), the sum of $15,000,000, Indexed, multiplied by the number of that month in the cycle and divided by thirty-six Provided that if the relevant month falls after the end of any such cycle but a new cycle has not commenced by reason of the Major Plant Overhaul being delayed, the duration of such first-mentioned cycle shall, for the purposes of this definition, be increased accordingly but the denominator of thirty-six shall remain the same;

"CERF 2" means the dollar account in London so designated in the name of the Company and held with the Account Bank;

"CERF 2 Required Balance" means $15,000,000, Indexed;

"Collection Accounts"  means:

(i) each account opened by the Company from time to time and designated by the Company as a Collection Account:

      (a) over which effective security has been granted and perfected by the Company and EMC in favour of the Debt Trustee on terms and conditions approved by the Approval Group or in respect of which the designated account holder is the Debt Trustee;

      (b) in respect of which the Debt Trustee has received legal opinions in form and substance satisfactory to the Approval Group from counsel in all relevant jurisdictions confirming that effective security has been granted over such account or (where the designated account holder is the Debt Trustee) that the Debt
Trustee alone shall have a proprietary interest in funds credited thereto; and

      (c) in respect of which the relevant account bank has (x) (where security shall have been granted) acknowledged such security, (y) agreed to make transfers from such account only in accordance with Clause 16.2 of the Common Terms Agreement (or as otherwise instructed by the Debt Trustee) and (z) not to permit the Company otherwise to make withdrawals from such account; or

(ii) such other account (together with the mechanics for deposits therein and withdrawals therefrom) as the Approval Group (acting reasonably having regard to, amongst other things, the ability of the Company to market its Products competitively in the market in which the Collection Account is proposed to be opened) may have approved in writing, unless, in any case, the Intercreditor Agent (acting reasonably) or (following the occurrence of an Event of Default which has not been waived by the Majority Term Banks or remedied) the Debt Trustee notifies the Company that such account may no longer be used as a Collection Account;

"Collection Account Bank" means a bank with which a Collection Account is held;

"Commencement Date" means (subject to Clause 30 of the Common Terms Agreement) the earliest of:

(i)   30 September, 1998;

(ii)  the date falling six months after the Plant Completion Date; and

(iii) the date falling six months after the date on which any of the Plant Completion Tests is failed for the fifth time;

"Commercial Completion Test" means the test specified in Part 5 of the Seventh Schedule to the Common Terms Agreement;

"Common Terms Agreement" means the agreement entitled "Common Terms and Intercreditor Agreement" dated of even date herewith between the Company, EMC, the Intercreditor Agent, the Project Assets Security Trustee, the Debt Trustee, the Lessor, the Facility Agent, the Working Capital Agent, the Political Risk Agent, the Arrangers, the Underwriters, the Function Banks, the Term Loan Banks and the Working Capital Facility Banks;

"Company" means Equate Petrochemical Co. K.S.C. (Closed);

"Completion" means the occurrence of the Completion Date;

"Completion Conditions" means:

(i) each of the Plant Completion Tests shall have been satisfied (provided that the Company shall have no more than five opportunities to satisfy any Plant Completion Test and that the Plant Completion Tests must be satisfied on or before 30 September 2000);

(ii)   the Commercial Completion Test shall have been satisfied;

(iii)  the Financial Test shall have been satisfied;

(iv) (subject to the provisions of Clause 4.2 of the Completion Guarantee) the Letters of Credit required under Clause 9 of the Sponsor Support Agreement shall have been issued;

(v) no Event of Default or Potential Event of Default (which has not been waived by the Majority Term Banks or remedied) shall have occurred;

(vi) the Company shall have complied with its obligations under Clause 8.1(xii) of the Common Terms Agreement and granted and perfected security in favour of the Primary Beneficiaries over the relevant
Approved Hedging Agreements, in form, substance and manner satisfactory to the Approval Group;

(vii) all of the representations (except for those in Clauses 6.2(x), 6.3(i) and 6.3(ii) of the Common Terms Agreement and Clauses 12.2(ix) and
12.2(x) of the Sponsor Support Agreement) made by each of the Company, EMC and the Sponsors in any of the Finance Documents shall be true with reference to the facts and circumstances then existing;

(viii) the Insurance Bank shall be satisfied that the Insurances shall be in place; and

(ix) the Company shall have granted to the Project Assets Security Trustee a commercial premises mortgage and a buildings mortgage, in each case in respect of the Site and in the Agreed Form;

Provided that, on the date on which it is proposed that either or both of the Sponsors be released from the Completion Guarantee, the Annual Bank Case prepared in accordance with Clause 15.6 of the Common Terms Agreement for the purposes of the Financial Test shall not be more than thirty days old;

"Completion Date" means the first day on which both of the Sponsors shall have been released from their respective obligations under Clauses 2 and 3 of the Completion Guarantee;

"Completion Guarantee" means the agreement so entitled dated of even date herewith between the Sponsors, the Intercreditor Agent and the Debt Trustee;

"Completion Tests" means the Mechanical Completion Test, the Unit Performance Tests, the Reliability Test, the Commercial Completion Test and the Financial Test;

"Construction Budget" means a budget for the construction of the Plant and the preliminary Operating Expenses of the Company (including for this purpose the fees payable by the Company to the Political Risk Indemnitors under the Political Risk Indemnity during the period up to the Plant Completion Date) prepared by the Company and approved by the Technical Bank and the Technical Consultant;

"Construction Event of Force Majeure" means an Event of Force Majeure under the EPC Contracts or any of them;

"Construction Schedule" means a progress report with respect to the construction of the Plant and a schedule up to the estimated Plant Completion Date, prepared by the Technical Consultant within thirty days prior to the proposed Effective Date and agreed by the Technical Bank;

"Consultants" means the Market Consultant, the Insurance Consultant and the Technical Consultant;

"Consultancy Agreements" means:

      (i)   the Market Consultancy Services Agreement;

      (ii) the agreement dated or to be dated on or prior to the Effective Date between the Technical Bank, the Company and the Technical
Consultant, relating to the services of the Technical Consultant contemplated in the Finance Documents; and

      (iii) the agreement dated or to be dated on or prior to the Effective Date between the Insurance Bank, the Company and the Insurance
Consultant, relating to the services of the Insurance Consultant contemplated in the Finance Documents;

"Contingent O&M Services Agreement" means the agreement so entitled to be dated on or prior to the Effective Date between the Company, UCC and the Technical Bank;

"Contract Quantities" has the meaning ascribed thereto in the Feedstock Supply Agreement (namely, in respect of Feed Gas, an amount sufficient to yield seventy million standard cubic feet of contained ethane per day, and in respect of Fuel Gas, twenty billion British thermal units per day);

"Contractors" means, together, the persons that, from time to time, supply goods and/or services to the Company pursuant to the Project Documents;

"Contractual Rights" means all representations, covenants, guarantees, indemnities and other contractual provisions made, given or otherwise agreed by any of the Obligors in favour of either Trustee (other than any such made, given or agreed solely for its own benefit) made, given or granted in or pursuant to any of the Finance Documents;

"Cost Overrun Facility Agreement" means the $26,000,000 loan agreement to be dated on or prior to the Effective Date between the Sponsors and the Company;

"Cost Overruns" means Project Costs to the extent they exceed $1,995,000,000;

"CTA Deed of Accession" means a deed of accession in the form set out in the Fifth Schedule to the Common Terms Agreement;

"Debt Service Payments" means all amounts of principal, interest, lease rentals, fees, commissions, costs and expenses payable by the Company in respect of its Indebtedness for Borrowed Money other than:

(i)   in respect of Subordinated Liabilities; and

(ii) any repayment of a Working Capital Advance to the extent the same is to be met from a further Working Capital Advance,

but including all Net Swap Payments;

"Debt Service Payments Account" means the dollar account in London so designated in the name of the Company and held with the Account Bank;

"Debt Service Reserve Fund" means the dollar account in London so designated in the name of the Company and held with the Account Bank;

"Debt Service Shortfall" means, in respect of any Payment Date or Intermediate Payment Date falling during the ASC Availability Period, the amount by which the aggregate amount of Debt Service Payments due on such Payment Date or Intermediate Payment Date in respect of Term Outstandings (but not including such Debt Service Payments to the extent guaranteed by the Completion Guarantee) exceeds the sum of the funds referred to in sub-paragraphs (i) to
(x) of Clause 18.2 of the Common Terms Agreement as of such date;

"Debt Trustee" means Citicorp Trustee Company Limited as debt trustee and/or any other person appointed as such from time to time under the Security Trust Agreement;

"Deed of Subordination" means the agreement so entitled dated of even date herewith between the Company, the Shareholders, EMC, the Residual Trustee, the Project Assets Security Trustee, the Political Risk Agent and the Bridge Agent;

"Deed of Transfer" means the deed of transfer dated of even date herewith between the Project Assets Security Trustee and the Debt Trustee pursuant to which all the right, title and interest of the Debt Trustee in the Trust Property (if any) will, subject to the terms thereof, be transferred to the Project Assets Security Trustee on the Primary Beneficiary Release Date;

"Definitions Agreement" means this Agreement;

"Designating Instrument" means an instrument in the form set out in the Fourth Schedule to the Security Trust Agreement;

"Dinar Operations Account" means the dinar account in Kuwait so designated in the name of the Company and held with National Bank of Kuwait S.A.K. (or such other account with such other bank, and the security arrangements in relation to which, as the Approval Group may from time to time approve);

"Dinar Petty Cash Account" means the dinar account in Kuwait so designated in the name of the Company and held with National Bank of Kuwait S.A.K. (or such other account or accounts with such other bank or banks, and the security arrangements in relation to which, as the Approval Group may from time to time approve);

"Disbursement Account" means the dollar account in New York so designated, in the name of the Company held with National Bank of Kuwait S.A.K. (or such other account with such other bank, and the security arrangements in relation to which, as the Approval Group may from time to time approve);

"Distribution" means (in the particular case of the Company) any payment in respect of the Subordinated Liabilities and (generally) any dividends on any class of share capital, any reduction, redemption or repurchase of any class of share capital or any similar transaction;

"Distributions Account" means the dollar account in London so designated, in the name of the Company and held with the Account Bank;

"Documents" means the Finance Documents and the Project Documents;

"Dollar Operations Account" means the dollar account in New York so designated in the name of the Company and held with National Bank of Kuwait S.A.K.;

"Drawings" means drawings by the Company of advances under the Term Loan Facility and of consideration monies under the Sale Agreement, in accordance with the provisions of the Common Terms Agreement;

"Drawings Certificate" means a certificate substantially in the form set out in the Eighth Schedule to the Common Terms Agreement issued by the Technical Consultant in respect of a Drawing Period in which the Company wishes to make Drawings;

"Drawing Period" means each successive period of one month as from the date of the second Drawing under the Term Facilities and commencing in the Availability Period for the Term Facilities Provided that the final Drawing Period shall end on the last day of the Availability Period for the Term Facilities and may, if the Company so requests in writing to the Intercreditor Agent prior to the commencement thereof, be such period not exceeding forty-five days as will end on the last day of the Availability Period or on the date which the Company reasonably believes (as certified by it in such respect) will be the last day of the Availability Period;

"Due Amounts" at any time in relation to a Beneficiary means all amounts which are due and payable at such time by the Company to such Beneficiary under or in relation to the Finance Documents (and for the avoidance of doubt, in the case of Term Banks who are also Political Risk Indemnitors, amounts which were due to such Term Banks under the Completion Guarantee which have been properly set off against amounts due from such Term Banks to UCC pursuant to the Political Risk Indemnity shall not constitute "Due Amounts" of such Term Banks);

"Effective Date" means the date on which the Intercreditor Agent notifies each of the other parties to the Common Terms Agreement, pursuant to Clause 2.7 thereof, that all conditions precedent thereunder have been satisfied;

"EG" means ethylene glycol;

"EG Applicable Amount" in relation to any Relevant EG Period means the aggregate sums (if any) received by the Company (i) in respect of sales of EG, other than by way of True Sales, during such Relevant EG Period and (ii) by way of insurance proceeds in respect of EG lost or destroyed which shall have been contracted to be sold;

"EG Licence Agreement" means the Ethylene Glycol Licence Agreement between UCC and the Company dated 28 May 1996;

"EG Marketing Phase III" means Phase III of the marketing plan for EG produced at the Plant as described in the EG Marketing Services Agreement;

"EG Sales Assumption Date" means the last day of the Relevant EG Period during which (as demonstrated and certified by the Company, to the satisfaction of the Majority Term Banks) EMC succeeds in selling on an independent basis (as such phrase is defined in Clause 5.5 of the Sales Volume Guarantee) at least fifty percent (50%) of the Target EG Sales Volume for such Relevant EG Period or such earlier date upon which UCC becomes an Expropriated Sponsor;

"EG Sales Volume Shortfall" in relation to any Relevant EG Period means the Guaranteed EG Sales Volume for such Relevant EG Period less (but not so as to produce a negative figure) the Actual EG Sales Volume for such Relevant EG Period;

"EG Start-up" means the Initial Operation Date as defined in the EG Licence Agreement;

"EG Unit" means the process unit to be constructed as part of the Project designed to produce EG at the rate of at least 340,000 tonnes per annum;

"Eligible Sponsor Sales Agreement" mean an agreement (which may, in the case of PE, constitute an amendment to the PE Sales Support Agreement) for the sale of fixed quantities of Product, over each year or shorter specified period of such agreement, by the Company (or EMC on its behalf) to or via either Sponsor, which agreement:

(i) provides for prices of PE or EG which are reflective of the generally prevailing prices at the time of sale of PE or, as the case may be, EG in the market of which the initial country of import forms part;

(ii) provides for the sale of Product over a total period exceeding five years or shorter periods which are automatically renewed at the end of each successive period; and

(iii) shall not be terminable except by the Company (or EMC on its behalf) acting with the written consent of the Majority Term Banks;

"EMC" means Equate Marketing Company E.C., a company organised under the laws of Bahrain;

"EMC Documents" means each Document to which EMC is party;

"EMC Shares" means the UCC EMC Shares and the PIC EMC Shares;

"Enforcement Date" means the first date on which the Majority Term Banks (or the Intercreditor Agent acting on the instructions of the Majority Term Banks) instruct either of the Trustees to enforce any of the Security or the date on which the Intercreditor Agent or the Debt Trustee declares that an Event of Default has occurred and requires that the Facilities be repaid in full pursuant to Clause 33 of the Common Terms Agreement;

"English Law Security Agreement" means the agreement so entitled dated of even date herewith 1996 between the Company, EMC and the Debt Trustee;

"EPC Contracts" means:

(i) the Engineering, Procurement & Construction Contract (Inside Kuwait) (Contract No. 511-872418) dated 1 July 1994 between Fluor International Limited and the Sponsors, as amended by a letter dated as of 26 June
1995;

(ii) the Engineering, Procurement and Construction Contract (Outside Kuwait) (Contract No. 511-872419) dated 1 July 1994 between Fluor Daniel
Intercontinental, Inc. and the Sponsors, as amended by a letter dated as of 26 June 1995;

(iii) the Co-ordination Letter (re: Inside and Outside Kuwait EPC Contracts) dated as of 1 July 1994 between Fluor Daniel Intercontinental, Inc.,
Fluor International Limited and the Sponsors;

(iv)   the Parent Company Guarantee relating to the contracts referred to in
(i) and (ii) above dated 1 July 1994 between Fluor Daniel, Inc. and the
Sponsors;

(v) the Engineering, Procurement & Construction Contract (Outside Kuwait) (Contract No. 688000-9-003K) effective as of 9 March 1995 between Brown
& Root, Inc. and the Sponsors;

(vi) the Engineering, Procurement & Construction Contract (inside Kuwait) (Contract No. 688000-9-004K) effective as of 9 March 1995 between Brown
& Root International, Inc. and the Sponsors;

(vii)  the Parent Company Guarantee relating to the contract referred to in
(v) and (vi) above dated as of 6 November 1995 between Brown & Root Holdings Inc. and the Sponsors;

(viii) the Outside Kuwait Services Agreement dated as of 5 April 1994 between Brown & Root, Inc. and the Sponsors, as amended by a letter dated 10
May 1995;

(ix) the Engineering, Procurement & Construction Contract (Inside Kuwait) (Contract No. 688000-9-006K) effective as of 23 May 1995 between World Services Italiana S.p.A. and the Sponsors, as amended by a letter effective as of 11 September 1995;

(x)    the Parent Company Guarantee relating to the contract referred to in
(ix) above dated as of 23 May 1995 between Foster Wheeler International Corporation and the Sponsors;

(xi) the Engineering, Procurement & Construction Contract (Outside Kuwait) (Contract No. 688000-9-005K) effective as of 23 May 1995 between Foster Wheeler Italiana S.p.A. and the Sponsors, as amended by a letter effective as of 11 September 1995;

(xii)  the Parent Company Guarantee relating to the Contract referred to in
(xi) above dated as of 23 May 1995 between Foster Wheeler International Corporation and the Sponsors;

(xiii) the Engineering, Procurement & Construction Contract (Inside Kuwait) (Contract No. 688000-9-008K) effective as of 9 August 1995 between
Aquater, S.p.A. and the Sponsors, as amended by a letter effective as of 14 November 1995; and

(xiv) the Engineering, Procurement & Construction Contract (Outside Kuwait) (Contract No. 688000-9-007K) effective as of 9 August 1995 between Snamprogetti, S.p.A. and the Sponsors, as amended by a letter effective as of 15 November 1995; and

(xv)   the Parent Company Guarantee relating to the Contracts referred to in
(xiii) and (xiv) above dated as of 15 January 1996 between E.N.I.
S.p.A. and the Company,

each (apart from that mentioned in (xv) above) as assigned by the Sponsors to the Company pursuant to the Assignment and Assumption Agreements;

"ETR Suspension Period" shall have the meaning ascribed thereto in Clause 23.2 of the Sponsor Support Agreement;

"Ethylene Unit" means the process unit to be constructed as part of the Project designed to produce ethylene at the rate of at least 650,000 tonnes per annum;

"Ethylene Glycol Marketing Agreement" means the agreement so entitled dated as of 28 May, 1996 between the Company and EMC;

"Ethylene Glycol Marketing Services Agreement" means the agreement so entitled dated 28 May 1996 between EMC and UCC;

"Euroclear" means the clearance system operated by Morgan Guaranty Trust Company of New York, Brussels office;

"Event of Default" means any of those events listed in Clause 32 of the Common Terms Agreement;

"Event of Force Majeure" means any event the occurrence of which under the terms of any of the Project Documents would entitle any party thereto to claim that its material obligations under such Project Documents were deferred or suspended for a period or indefinitely, without incurring liability in respect of its failure to perform such obligations on time;

"Excess Cash Flow" for any period means the excess of:

(i)   Cash Flow Available for Debt Service for that period; over

(ii)  the sum of:

      (a)   Debt Service Payments paid during such period;

      (b)   the Priority Distributions Account Credits paid for that period;

      (c) the payments into the Debt Service Reserve Fund for that period pursuant to Clause 17.1(v) of the Common Terms Agreement; and

      (d)   the required payments into CERF 2 for that period,

as determined from time to time by the Company and confirmed by the Modelling Bank;

"Excess Cash Flow Fund" means the dollar account in London so designated in the name of the Company held with the Account Bank;

"Excluded Company" means at the relevant time:

(i) any person whom the Debt Trustee shall not have demonstrated to be permitted under all applicable laws and regulations of Kuwait (in case of the Company) or Bahrain (in the case of EMC) to do business in Kuwait or, as the case may be, Bahrain and to assume the obligations of the Company and/or EMC under the specified Step-in Document(s) (it being acknowledged that a legal opinion from the Debt Trustee's (or such person's) Kuwaiti legal counsel (in the case of the Company) or Bahraini legal counsel (in the case of EMC) to such effect will be satisfactory for these purposes); or

(ii) any person whom KPC shall not have approved (such approval not to be unreasonably withheld) as an Additional Company or, as the case may be, a Substitute Company; or

(iii) any of:

      (a)   BP Chemicals Incorporated;
            Montell Polyolefins;
            Nova Corporation;
            Phillips Petroleum Company;
            BASF Aktiengesellschaft;
            Mitsui Petrochemical Industries;
            Amoco Corporation/Chiesso Corporation;
            Shell Oil Company/Royal Dutch Petroleum Company;
            Nippon Shokubai Kagaku Kogyo Co., Ltd; and
            Scientific Design Co., Inc.,

            or any other person created as a result of a merger, amalgamation, restructuring, reorganisation or sub-division, however effected, of any of the abovementioned persons and irrespective of any change of name of any such person after the date hereof; or

      (b) any person who at the relevant time is actively licensing either PE or EG technology other than to an Affiliate (for which purpose a person shall be considered to be actively licensing PE or EG technology if it shall have licensed at least one PE or EG unit to an unaffiliated person within the immediately preceding 6 years or if the relevant Sponsor(s) can demonstrate to the reasonable satisfaction of the Approval Group that such person has a programme to license competitive technology); or

      (c)   any Affiliate of any of the persons mentioned in (a) or (b) above;
or

      (d) any person (the "Relevant Company") in or with which any of the persons mentioned in (a), (b) or (c) above (the "Competitor"):

            (x) holds fifteen percent. (15%) or more of the shares in the Relevant Company or any shares which give the Competitor control over the Relevant Company; or

            (y) has employee secondment or other similar arrangements pursuant to which employees of the Competitor are seconded to the Relevant Company to perform functions which give them access to engineering, scientific or technical information;

"Excluded EG Sales" means sales of EG into any country in which patent infringement action in respect of EG has been threatened or commenced against the Company, EMC, either Sponsor, any purchaser of EG or any agent of any thereof at any time until such patent infringement action has been settled such that no future sales into such country will be subject to such action;

"Excluded PE Sales" means sales of PE into any country in which patent infringement action in respect of PE has been threatened or commenced against the Company, EMC, either Sponsor, any purchaser of PE or any agent of any thereof at any time until such patent infringement action has been settled such that no future sales into such country will be subject to such action;

"Expropriated Sponsor" means a Sponsor:

(i) which suffers, and whose Affiliates (to the extent any Affiliate has an interest in the Project or the Company) suffer, Total Expropriation; and

(ii) which satisfies the criteria that neither its share capital nor the share capital of any of its Affiliates nor any guarantor of any of its obligations in respect of the Project is beneficially owned, directly or indirectly, as to more than fifty percent (50%) by the State of Kuwait or any Agency thereof;

"Extraordinary Shareholder Contribution" means any payment by way of loan to the Company by any of the Shareholders other than an Initial Shareholder Contribution or an Additional Shareholder Contribution;

"Facilities" means the Term Facilities and the Working Capital Facility;

"Facility Agent" means National Bank of Kuwait S.A.K. as facility agent or any other person appointed as such from time to time under the Term Loan Facility Agreement;

"Facility Agreement" means the facility agreement or similar instrument whereby any of the Facilities or New Facilities is made available to the Company;

"Facility Office" means, in relation to any Bank, the office identified with its signature on the Common Terms Agreement (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is party as Transferee) or such other office as such person may from time to time select;

"Feed Gas" means ethane rich gas produced at the LPG Plant conforming to the specifications set out in Section 5.1(a) of the Feedstock Supply Agreement;

"Feedstock Interruption Agreement" means the agreement so entitled dated of even date herewith between the Sponsors, the Company, the Debt Trustee and the Intercreditor Agent;

"Feedstock Supply Agreement" means the agreement so entitled dated 1 June 1996 between the Company and PIC;

"Final Maturity Date" in respect of the Term Facilities means the date falling ninety-six months after the Commencement Date;

"Final Release Date" means the date on which all Secured Obligations owed to all Beneficiaries have been fully and finally discharged and none of the Beneficiaries is under any commitment, obligation or liability (whether actual or contingent) to make advances or provide other financial accommodation to the Company or UCC;

"Finance Documents" means this Agreement, the Security Documents, the Security Trust Agreement, the Deed of Transfer, the Second Deed of Transfer, the Common Terms Agreement, the Term Loan Facility Agreement, the Lease, the Sale Agreement, the Working Capital Facility Agreement, any facility agreement of any kind referred to in a Designating Instrument, the Contingent O&M Services Agreement, any Approved Hedging Agreement, the Completion Guarantee, the Sponsor Support Agreement, the Feedstock Interruption Agreement, the Sales Volume Guarantee, the KPC Comfort Letter, the Consultancy Agreements, each New Facility and the Letters of Credit;

"Financial Model" means the financial spreadsheet prepared by the Modelling Bank to calculate the sensitivity of cash flows of the Project under multiple price and cost scenarios and used by the Modelling Bank to prepare the Base Case;

"Financial Test" means, on the date upon which it is proposed that the last of the Completion Conditions should be satisfied, the satisfaction of each of the following:

(i) as demonstrated by the Annual Bank Case prepared under Clause 15.6 of the Common Terms Agreement:

      (a)   the Loan Life Cover Ratio is at least 1.25:1;

      (b) the projected Annual Debt Service Ratio for the next following twelve month period is at least 1.1:1: and

      (c) the projected Annual Debt Service Ratio for the twelve month period following that referred to in (b) above is at least 1.25:1;

(ii)  the Term Outstandings do not exceed $1,200,000,000;

(iii) the Initial Shareholder Contributions shall have been made in full;

(iv) the ratio of Total Debt to Project Capitalisation shall be no greater than 7:10; and

(v) the sum of the balance on the Debt Service Reserve Fund and the value of the Letters of Credit issued pursuant to Clause 9 of the Sponsor Support Agreement shall be not less than the lesser of (a) $120,000,000 and (b) the highest aggregate amount of Debt Service Payments (ignoring for these purposes Debt Service Payments relating to the Working Capital
Facility) shown for any six month period in the Annual Bank Case;

"First Bridge Facility" means the $450,000,000 guaranteed bridge facility made available to the Company pursuant to a facility agreement dated 24 December, 1995 between the Company as borrower, the Bridge Agent and the financial institutions named therein;

"First Bridge Lenders" means the lenders under the First Bridge Facility;

"Fiscal Year" means each financial year of the Company;

"FS Interruption" means any complete or partial interruption in the supply by PIC to the Company of the Contract Quantities of Feed Gas and Fuel Gas in accordance with and in the manner required by the Feedstock Supply Agreement (or the manner which would have been required thereby but for any event or circumstances relaxing or relieving such requirement) at any time and for any reason (whether by reason of default, or by virtue of force majeure events or circumstances or otherwise) other than:

(i) interruptions which do not subsist for more than six days (whether consecutive or otherwise) in any two month period; and

(ii) partial interruptions which do not reduce the supply of Feed Gas to below 70% of the Contract Quantities;

"FS Interruption Period" means, in respect of an FS Interruption, the period starting on the first day of such FS Interruption and ending on the last day such FS Interruption;

"FS Loan" means any loan deemed to be made by a Sponsor to the Company pursuant to Clause 4.5 of the Feedstock Interruption Agreement (but not, for the avoidance of doubt, any other loans made or deemed to be made by the Sponsors to the Company pursuant to the Feedstock Interruption Agreement);

"FS (No Support) Interruption" means any FS Interruption arising as a result of:

(i) the exercise by the Company of its rights under Clause 4.5 of the Feedstock Supply Agreement (voluntary reductions);

(ii) a suspension of supply of Feed Gas and/or Fuel Gas to the extent and in the circumstances permitted by Clause 4.6 of the Feedstock Supply
Agreement ( maintenance outages); or

(iii) PIC being relieved of its obligations under the Feedstock Supply Agreement pursuant to Clause 10.2(c) thereof;

"FS (PIC) Shortfall" means an FS Shortfall classified as such in accordance with Clause 4.1(ii) of the Feedstock Interruption Agreement;

"FS (PIC Support) Interruption" means any FS Interruption arising as a result of:

(i)   any breach by PIC of its obligations under the Feedstock Supply
Agreement;

(ii) a reduction in oil production in Kuwait to below 1 million barrels per day; or

(iii) PIC being relieved of its obligations under the Feedstock Supply Agreement as a result of the circumstances or events referred to in Clause 10.2(b) thereof (acts of the Kuwait Government);

"FS (PIC) Support Period" means a number of days equal to the sum of the number of days of each FS (PIC Support) Interruption provided that whenever each FS (PIC) Shortfall arising during any particular Budget Month is paid in full in accordance with Clause 4.3 of the Feedstock Interruption Agreement, the FS (PIC) Support Period shall be reduced by 30 days;

"FS (PIC & UCC) Shortfall" is an FS Shortfall classified as such in accordance with Clause 4.1(ii) of the Feedstock Interruption Agreement;

"FS (PIC & UCC Support) Interruption" means any FS Interruption which is not an FS (PIC Support) Interruption or an FS (No Support) Interruption;

"FS (PIC & UCC) Support Period" means a number of days equal to the sum of the number of days of each FS (PIC & UCC Support) Interruption provided that:

(i) the FS (PIC & UCC) Support Period in respect of any FS (PIC & UCC Support) Interruption shall not exceed 1095 days; and

(ii) if all FS (PIC & UCC) Shortfalls arising during any particular Budget Month are paid in full in accordance with Clause 4.2 of the Feedstock Interruption Agreement, the FS (PIC & UCC) Support Period shall be reduced by 30 days;

"FS Shortfall" means, without prejudice to Clause 4.1(i) of the Feedstock Interruption Agreement, in respect of any Budget Month the sum of:

      (i) the amount by which the sums in the Master Accounts and (to the extent received in respect of an FS Interruption under any contingent business interruption insurance policies from time to time taken out by the Company) the Business Interruption Insurance
Account are insufficient to fund the Operations Accounts and the Debt Service Payments Account with the amounts required to be deposited therein and/or to fund Debt Service Payments, in accordance with Clauses 17.1(i) and (iv) and 18.2(ii) of the Common Terms Agreement; and

      (ii) the amount (if any) by which the sums in the Master Accounts are insufficient to repay that portion of the Working Capital Loan required to be repaid during such Budget Month to ensure that the amount of the Working Capital Loan does not exceed the Working
Capital;

"FS Supported Interruption" means any FS (PIC Support) Interruption or FS (PIC & UCC Support) Interruption;

"Fuel Gas" means methane rich gas available in Kuwait conforming to the specifications set out in Section 5.1(b) of the Feedstock Supply Agreement;

"Function Banks" means the Account Bank, the Insurance Bank, the Modelling Bank and the Technical Bank;

"Guaranteed EG Sales Volume" means in respect of any Relevant EG Period or part thereof falling prior to the date upon which the Sponsors' obligations to achieve sales of at least the Target EG Sales Volumes have terminated in accordance with Clause 5 of the Sales Volume Guarantee either:

(i)   the Target EG Sales Volume for such Relevant EG Period; or

(ii) such lesser volume as may be determined in accordance with Clause 4 of the Sales Volume Guarantee for such Relevant EG Period;

"Guaranteed Obligations" means the obligations of the Company to pay:

(i) any monies which become due and payable by it under or pursuant to any of the Common Terms Agreement, the Term Loan Facility Agreement, the
Lease, the Sale Agreement, the Working Capital Facility Agreement and any Approved Hedging Agreement on or before the Completion Date; and/or

(ii) in the event that the Completion Date falls on a date which is not a Payment Date or an Intermediate Payment Date:

      (a) any interest which accrues in respect of the Term Loan or the Working Capital Loan for the period of time up to and including the Completion Date but which becomes due and payable by it after the Completion Date;

      (b) the first repayment of the Term Loan, the first Lease Payment and the first payment of principal under or pursuant to the Working
Capital Facility falling due and payable by it after the Completion Date Provided that the portion of such repayment, Lease Payment or payment of principal which is a Guaranteed
Obligation shall be limited in each case to a sum which bears the same proportion to the total amount of such repayment, Lease
Payment or, as the case may be, payment of principal as (1) the number of days (inclusive) from the Payment Date or, as the case may be, Intermediate Payment Date which occurs immediately prior to the Completion Date bears to (2) the total number of days
(inclusive) from such Payment Date or, as the case may be, Intermediate Payment Date to the date such repayment, Lease
Payment or, as the case may be, payment of principal becomes due and payable;

"Guaranteed PE Sales Volume" means, in respect of any Relevant PE Period or part thereof falling prior to the date upon which the Sponsors' obligations to achieve sales of at least the Target PE Sales Volumes have terminated in accordance with Clause 5 of the Sales Volume Guarantee either:

(i)   the Target PE Sales Volume for such Relevant PE Period; or

(ii) such lesser volume as may be determined in accordance with Clause 4 of the Sales Volume Guarantee for such Relevant PE Period;

"HDPE" means high density polyethylene;

"Hedging Programme" means the programme for, and agreed form of ISDA Master Agreement and Schedule to be utilised for the purposes of, hedging the Company's interest rate exposure under the Finance Documents set out in the Ninth and Tenth Schedules to the Common Terms Agreement, as the same may be amended from time to time with the approval of the Approval Group (such approval not to be unreasonably withheld);

"Imputed Lease Drawings" means the amount agreed as such in accordance with Clauses 27.3 to 27.5 of the Common Terms Agreement;

"Imputed Term Loan Drawings" mean the amount agreed as such in accordance with Clauses 27.2, 27.4 and 27.5 of the Common Terms Agreement;

"Imputed Tranche A Term Loan Drawings" means the portion of the Imputed Term Loan Drawings advanced or to be advanced by the Tranche A Term Loan Banks;

"Imputed Tranche B Term Loan Drawings" means the portion of the Imputed Term Loan Drawings advanced or to be advanced by the Tranche B Term Loan Banks;

"Indebtedness for Borrowed Money" means any indebtedness for or in respect of monies borrowed or raised by whatever means, including in respect of loans, overdrafts, acceptances, finance leases, the obtaining of credit or the deferral of the purchase price for assets or services (other than trade credit on ordinary commercial terms), commercial paper, bonds, debentures, notes or any financial obligation arising out of any financial instrument similar in form or effect to any of the foregoing;

"Indexed" in relation to any amount means annually such amount increased up to the date of calculation by three per cent. (3%) per annum (compounded annually) since 1 January 1995;

"Industrial Licence" means the licence to be granted to the Company by the Ministry of Commerce and Industry of the State of Kuwait approving the production by the Company of 650,000 tonnes per annum of ethylene, 340,000 tonnes per annum of EG and 450,000 tonnes per annum of PE;

"Industrial Utility Rates" means the utility rates for the supply of desalinated water, sea water coolant and electricity generally available to the industrial sector in Kuwait;

"Information Memorandum" means the information memorandum dated 24 June 1996, relating to the Project;

"Initial Shareholder Contributions" means the equity injections, subordinated loans and Technology Licensing which the Shareholders are required to provide to the Company pursuant to Clause 2 of the Sponsor Support Agreement;

"Initial Working Capital" means budgeted Operating Expenses for the first two months of the first Annual Budget;

"Insurance Accounts" means the Business Interruption Insurance Account and the Property Damage Insurance Account;

"Insurance Bank" means Gulf International Bank B.S.C. as insurance bank or such other person appointed as such from time to time in accordance with Clause 45.2 of the Common Terms Agreement;

"Insurance Consultant" means Johnson & Higgins as insurance consultant or such other person appointed as such in connection with the Project and approved by the Majority Term Banks;

"Insurance Renewal Date" means, in respect of any Insurances, each of the dates specified in Section 4 of Part 1 of the Fourth Schedule to the Common Terms Agreement;

"Insurances" means the insurances required to be maintained by the Company and/or EMC in accordance with the Fourth Schedule to the Common Terms Agreement;

"Intercreditor Agent" means National Bank of Kuwait S.A.K. as intercreditor agent or such other person appointed as such from time to time in accordance with Clause 42.2 of the Common Terms Agreement;

"Interest Period" in relation to the Term Loan Facility means each period from one Payment Date or Intermediate Payment Date to the next following Payment Date or Intermediate Payment Date or, in the case of the first Interest Period for any Term Loan Advance, the period from the date the same was advanced under the Term Loan Facility to the first Payment Date or Intermediate Payment Date thereafter;

"Intermediate Payment Date" means any date determined as such under Clauses
29.2 and 31 of the Common Terms Agreement;

"Intermediate Release Date" means the Primary Beneficiary Release Date or, if any payment has been made under the Completion Guarantee, the date upon which all payments made by the Political Risk Indemnitors under the Political Risk Indemnity have been recovered in full pursuant to the Deed of Subordination and the Security Trust Agreement and none of the Political Risk Indemnitors is under any commitment, obligation or liability (whether actual or contingent) under the Political Risk Indemnity;

"International Accounting Standards" means International Accounting Standards as published by the International Accounting Standards Committee;

"Invoice" means an invoice from the Company to the Purchaser under Clause 6.2 of the Sale Agreement and substantially in the form of the Second Schedule to the Sale Agreement;

"ISC Facility Amount" means the aggregate amount of Initial Shareholder Contributions required to be made by the Shareholders in accordance with Clause 2 of the Sponsor Support Agreement;

"Joint Venture Agreement" means the agreement so entitled dated 15 July 1995 between the Sponsors;

"KFAS" means the Kuwait Fund for the Advancement of Science;

"KIBOR" for any period and any amount means the rate per annum which is the arithmetic mean (rounded upwards, if not already such a multiple, to the nearest whole multiple of one-sixteenth of one per cent.) of the rates (as notified to the Working Capital Facility Agent) at which each of the Reference Banks was offering to prime banks in the Kuwait Interbank Market deposits in dinars for such period, in each case at or about 10.00 am (Kuwait time) on the Quotation Date for such period;

"KNPC" means Kuwait National Petroleum Company K.S.C;

"KPC" means Kuwait Petroleum Corporation;

"KPC Comfort Letter" means the letter so entitled dated 20 May 1996 from KPC to PIC and the Intercreditor Agent;

"Kuwait Law Assignment" means the Arabic language assignment dated or to be dated on or prior to the Effective Date between the Company, EMC, the Lessor and the Debt Trustee;

"Kuwait Law Mortgage" means the Arabic language agreement dated or to be dated on or prior to the Effective Date between, among others, the Company, EMC, the Sponsors, the Lessor and the Project Assets Security Trustee;

"Kuwait Law Security Agreements" means the Kuwait Law Mortgage and the Kuwait Law Assignment;

"Land Licence" means the Contract for the Allotment of a Plot of Land between the Company and the Directorate General of Shuaiba Area;

"Lease" means the Lease Agreement of even date herewith between the Company and the Lessor;

"Lease Assets" means the Project Assets acquired or to be acquired by the Lessor pursuant to the Sale Agreement;

"Lease Facility" means the lease facility made available by the Lessor pursuant to the Sale Agreement and the Lease;

"Lease Outstandings" means the aggregate of the Reimbursement Elements of all future Lease Payments (or, prior to such Reimbursement Elements being ascertained, the aggregate of all Drawings under the Lease and all reductions in the Available Lease Facility pursuant to Clause 2.5 of the Common Terms Agreement, less the sum of all rentals paid to the Lessor pursuant to Clause 5.5 of the Common Terms Agreement, if applicable);

"Lease Payments" means rental payments in respect of the leasing under the Lease;

"Lease Payments Adjustment" means the difference between:

(i) the aggregate of the Reimbursement Elements of all Lease Payments paid before the Actual Lease Drawings shall have been ascertained; and

(ii) what would have been the aggregate of the Reimbursement Elements of all such Lease Payments had the Imputed Lease Drawings equalled the Actual
Lease Drawings;

"Lessor" means Kuwait Finance House K.S.C. or such other person party to the Lease from time to time as lessor and/or the party to the Sale Agreement from time to time as purchaser which shall have executed a CTA Deed of Accession;

"Letters of Credit" means:

(i) the standby letters of credit which the Sponsors are required to provide pursuant to Clause 9.1 of the Sponsor Support Agreement;

(ii) any standby letter of credit which UCC provides under Clause 4.2 of the Completion Guarantee; and

(iii) any letter of credit which the Sponsors provide under the provisions of
Section 5 of Part 1 of the Fourth Schedule to the Common Terms
Agreement;

and/or any replacement of any of them satisfying the requirements of the relevant provisions of such Agreements;

"LIBOR" for any period and any amount means the rate per annum determined by the Intercreditor Agent which is the arithmetic mean (rounded upwards, if not already such a multiple, to the nearest whole multiple of one-sixteenth of one per cent.) of the Screen Rates for such period, at or about 11.00 a.m. (London time) on the Quotation Date for such period;

"Licences" means the Land Licence, the Industrial Licence and the Commercial Licence of the Company;

"Liquid Air Contract" means the purchase order dated 8 June 1996 and accepted on 28 June 1996 (as amended by a charge order dated 28 June 1996) between Fluor Daniel Intercontinental Inc. (as agent for the Company) and Liquid Air Engineering Corporation, for the purchase of an air separation unit;

"LLDPE" means linear low density polyethylene;

"Loan Facility" means the Term Loan Facility, the Working Capital Facility or any New Loan Facility;

"Loan Life Cover Ratio" at any time means the ratio of:

(i) the figure referred to in Clause 15.2(v)(d) of the Common Terms Agreement (present value of future cash flows); to

(ii) the figure referred to in Clause 15.2(v)(b) of the Common Terms Agreement (current Term Outstandings),

in each case derived from the then current Annual Bank Case;

"LPG Plant" means KNPC's liquid petroleum gas plant located in Shuaiba, Kuwait;

"Majority Term Banks" means, subject to Clause 57 of the Common Terms Agreement, Term Banks which are owed at least 66_% of both the Tranche A Term Outstandings and the Tranche B Term Outstandings, for which purpose:

(i)   the "Tranche A Term Outstandings" shall mean the sum of:

      (a)   Tranche A of the Term Loan;

      (b)   one half of each Bank's Outstandings under any New Term Facility;
and

      (c)   one half of the Lease Outstandings; and

(ii)  the "Tranche B Term Outstandings" shall mean the sum of:

      (a)  Tranche B of the Term Loan;

      (b)  one half of each Bank's Outstandings under any New Term Facility;
and

      (c)  one half of the Lease Outstandings,

Provided that if on any particular issue which is required to be determined or approved by the Majority Term Banks, Term Banks holding at least 66_% of the Tranche A Term Outstandings vote differently from Term Banks holding at least 66_% of the Tranche B Term Outstandings, the Majority Term Banks shall be those owed more than 50% of all Term Outstandings and Provided further that if there are no Term Outstandings at the relevant time, references above to sums owed to Term Banks shall be construed as references to the maximum commitments of the Term Banks to advance or otherwise pay monies to the Company under the Term Facilities (unless all Term Outstandings shall have been discharged, in which case they shall be taken to be at their levels immediately prior to their discharge);

"Majority Term Loan Banks" means, subject to Clause 57 of the Common Terms Agreement, Term Loan Banks which are owed at least 66_% of both the Tranche A and Tranche B of the Term Loan, Provided that if on any particular issue which is required to be determined or approved by the Majority Term Loan Banks, Term Loan Banks holding at least 66_% of Tranche A of the Term Loan vote differently from Term Loan Banks holding at least 66_% of Tranche B of the Term Loan, the Majority Term Loan Banks shall be those owed more than 50% of the Term Loan and Provided further that if there are is no Term Loan outstanding at the relevant time, references above to sums owed to Term Loan Banks shall be construed as references to the maximum commitments of the Term Loan Banks to advance or otherwise pay monies to the Company under the Term Loan Facility (unless all commitments shall have been discharged, in which case they shall be taken to be at the levels immediately prior to their discharge);

"Majority Working Capital Banks" means Working Capital Banks which are owed at least 66_% of the Working Capital Loan Provided that if there is no Working Capital Loan outstanding at the relevant time, the reference above to sums owed to Working Capital Banks shall be construed as a reference to the maximum commitments of the Working Capital Banks to advance monies to the Company under the Working Capital Facility (unless all commitments shall have been discharged, in which case they shall be deemed to be at their levels immediately prior to their discharge);

"Major Plant Overhaul" means an overhaul of each of the Units and other elements of the Plant which, in accordance with the maintenance cycle for the Plant, takes place approximately three years after commencement of production and at three yearly intervals thereafter;

"Management Contracts" means:

(i) the Kuwait Management Contract - Inside Kuwait Services (Contract No. 0511-872416) dated as of 1 July 1994 between Fluor International Limited and the Sponsors;

(ii) the Kuwait Management Contract - Outside Kuwait Services (Contract No. 0511-872417) dated as of 1 July 1994 between Fluor Daniel
Intercontinental, Inc. and the Sponsors;

(iii) the Co-ordination Letter (re: Inside and Outside Kuwait Management Contracts) dated as of 1 July 1994 between Fluor International Limited, Fluor Daniel Intercontinental, Inc. and the Sponsors; and

(iv) the Parent Company Guarantee (re: Inside and Outside Kuwait Management Contracts) dated 1 July 1994 between Fluor Daniel, Inc. and the
Sponsors,

each as assigned by the Sponsors to the Company pursuant to the Assignment and Assumption Agreements;

"Market Consultant" means Chem Systems Limited or such other firm or company as the Majority Term Banks may approve from time to time or, as the context may require, such Alternate Consultant as, in accordance with Clause 19.2 of the Sponsor Support Agreement, is agreed upon to provide a Pricing Forecast Report for the purposes of the preparation of a particular Annual Bank Case;

"Market Consultancy Services Agreement" means the agreement dated or to be dated on or prior to the Effective Date between the Market Consultant, the Company, the Sponsors, the Intercreditor Agent and the Modelling Bank;

"Marketing Agreements" means the PE Sales Support Agreement, the Polyethylene Marketing Agreement, the Ethylene Glycol Marketing Agreement, and the Ethylene Glycol Marketing Services Agreement;

"Mark-up" means, in connection with the Lease and at any time, such amount as shall be calculated in accordance with the letter of even date herewith from the Lessor to the Intercreditor Agent and the Company;

"Master Accounts" means each of the accounts in London so designated (each by reference to a particular currency) in the name of the Company and held with the Account Bank;

"Material Loss" in relation to the Plant or any part thereof means any loss, damage or destruction where the estimated cost of repair or restoration exceeds $100,000,000;

"Maximum Drawing Amount" in respect of any Drawing Period means the amount which the Technical Consultant considers, on the basis of information provided to it by the Company which it shall have considered adequate for the purpose, is equal to the amount of expenditure (including interest accruing on the Term Loan Facility) falling within the Construction Budget which the Company will make during such Drawing Period, net of the balance on the Disbursements Account at the commencement of such Drawing Period;

"Mechanical Completion Test" means the test specified in Part 1 of the Seventh Schedule to the Common Terms Agreement;

"Modelling Bank" means JP Morgan & Co. as modelling bank or such other person appointed as such from time to time in accordance with Clause 45.2 of the Common Terms Agreement;

"Net Debt" at any time means Term Outstandings less an amount equal to the lower of:

(i) the maximum aggregate amount of Debt Service Payments (ignoring for these purposes Debt Service Payments in respect of the Working Capital Facility) for any future six month period as shown in the then current Annual Bank Case; and

(ii)  the sum of:

      (a)   the credit balance on the Debt Service Reserve Fund;

      (b)   the credit balance on the Excess Cash Flow Fund; and

      (c) the undrawn balance of Additional Shareholder Contributions to the extent covered by the Letters of Credit,

as determined by time to time by the Company and confirmed by the Modelling
Bank;

"Net Swap Receivables" means net swap payments receivable by the Company from time to time under Approved Hedging Agreements;

"Net Swap Payments" means net swap payments payable by the Company from time to time under Approved Hedging Agreement;

"Net Swap Receivables Account" means the account in London so designated in the name of the Company and held with the Account Bank;

"Net Worth" of any company means its share capital and consolidated net reserves, as those terms are interpreted in accordance with International Accounting Standards;

"New Agent" means any financial institution which accedes as such to the Common Terms Agreement and the Security Trust Agreement;

"New Facility" means any New Secured Facility or any New Unsecured Facility;

"New Loan Facility" means any New Facility pursuant to which a loan facility is provided to the Company;

"New Secured Facility" means any Approved Hedging Agreement or any other facility which would otherwise have been a New Unsecured Facility but for the fact that (i) the Majority Term Banks have agreed that the relevant financiers or hedging counterparty may share in the Security, (ii) a Designating Instrument has been duly executed and delivered in respect thereof pursuant to Clause 8 of the Security Trust Agreement and (iii) such financiers or such hedging counterparty have executed an STA Deed of Accession and thereby become party to the Security Trust Agreement as Primary Beneficiaries;

"New Term Facility" means any New Loan Facility other than a working capital facility;

"New Unsecured Facility" means any facility (including a hedge facility and an unsecured Approved FX/LC Facility but excluding any New Secured Facility) in favour of the Company approved by the Majority Term Banks, provided each of the financiers or the hedging counterparty thereunder shall have executed a CTA Deed of Accession and thereby become party to the Common Terms Agreement as a Bank;

"New York Accounts" means the Dollar Operations Account and the Disbursement Account;

"New York Law Security Agreement" means the agreement entitled "New York Assignment and Security Agreement" dated of even date herewith between the Company, EMC and the Debt Trustee;

"Novation Date" shall have the meaning ascribed thereto in Clause 26.3(iii) of the Sponsor Support Agreement;

"Obligors" means Boubyan, the Company, EMC, PIC, UCC and (for the purposes only of the Security Trust Agreement and until the Primary Beneficiary Release
Date) the Lessor;

"Operating Expenses" means all costs and expenses (other than Subordinated Liabilities) incurred or to be incurred in operating and maintaining the Plant and the Site and the production, transportation and sale of Product and all treasury and other legitimate business expenses of the Company relating to the Project (and not, for the avoidance of doubt, relating to the Company's obligations under the Polypropylene Agreements), including taxes payable by the Company, mandatory contributions to KFAS, the fees payable by the Company to the Political Risk Indemnitors under the Political Risk Indemnity, all payments payable under Article 4.1(b) of the Contingent O&M Services Agreement and all fees payable to, or indemnities given to any of the Function Banks in respect of fees payable to, any of the Consultants;

"Operations Accounts" means the Dollar Operations Account, the Dinar Operations Account and the Dinar Petty Cash Account;

"Operations Event of Force Majeure" means (i) an Event of Force Majeure under any of the Project Documents (other than the Feedstock Supply Agreement), or any other event beyond the reasonable control of any Obligor (other than an FS Supported Interruption) which results in the Plant being unable to produce substantially all of the Product assumed by the current Annual Bank Case to be produced for a period exceeding seven days or (ii) any SVG Transportation Force Majeure Event which prevents the Company being able to distribute substantially all its Product to the relevant markets;

"Original Financial Statements" means:

(i) in relation to PIC, its audited financial statements for the year ended 30 June 1995 ; and

(ii) in relation to UCC, its audited financial statements for the year ended 31 December 1995;

"Outstandings" in relation to any Loan Facility means the aggregate principal amount outstanding thereunder (which, for the avoidance of doubt, may include capitalised interest) or, generally, the Lease Outstandings and the Outstandings under all Loan Facilities together;

"Payment Dates" for the purposes of the Lease and the Term Loan means the dates established as such under Clause 29 of the Common Terms Agreement;

"PE" means polyethylene;

"PE Applicable Amount" in relation to any Relevant PE Period means the aggregate sums (if any) received by the Company (i) in respect of sales of PE, other than by way of True Sales, during such Relevant PE Period and (ii) by way of insurance proceeds in respect of PE lost or destroyed which shall have been contracted to be sold;

"PE Licence Agreement" means the UNIPOL Polyethylene Technology Agreement dated 28 May, 1996 between UCC and the Company;

"Permitted Investment" means:

(i) a certificate of deposit, promissory note or other debt security, denominated in dollars and for which a recognised market exists and for which quotations are readily available, which either:

      (a) is issued or guaranteed by the Government of the United States of America; or

      (b)   has a rating of not less than:

            (i) in the case of a short term security, A1 by Standard & Poor's Corporation or P1 if granted by Moody's Investors
Service, Inc.; or

            (ii) in the case of a long term security, AA by Standard & Poor's Corporation or Aa2 by Moody's Investors Service, Inc.;

(ii) a deposit in dollars callable on not more than twelve (12) months' notice or otherwise maturing within twelve (12) months placed with the London branch of a financial institution authorised by the Bank of England some or all of the issued securities of which have a rating of not less than:

      (a) in the case of its short term securities, A1 by Standard & Poor's Corporation or P1 by Moody's Investors Service, Inc.; and

      (b) in the case of its long term securities, A+ by Standard & Poor's Corporation or A1 by Moody's Investors Service; Inc.;

(iii) a certificate of deposit, promissory note or other debt security, denominated in dollars maturing within twelve (12) months, issued by a financial institution authorised by the Bank of England which has a rating of not less than:

      (a) in the case of its short term securities, A1 by Standard & Poor's Corporation or P1 by Moody's Investors Service, Inc.; and

      (b) in the case of its long term securities, A+ by Standard & Poor's Corporation or A1 by Moody's Investors Service; Inc.; or

(iv) such other debt instrument or deposit as may be approved by the Approval Group;

Provided that the above-mentioned instruments shall only be capable of being Permitted Investments if capable of being valued in accordance with Clause
16.9 of the Common Terms Agreement;

"Permitted Investment Conditions" means

(i) all Permitted Investments will be registered or held in the name of the Debt Trustee (or in the name of an Approved Custodian for account of the Debt Trustee) and the Company will ensure that any person with whom any investment is made places that investment in the name of the Debt
Trustee (or in the name of an Approved Custodian for account of the Debt
Trustee);

(ii) the Company will at all time procure that there are maintained a prudent spread of Permitted Investments (and will, if so requested by the Intercreditor Agent, demonstrate the same to its reasonable satisfaction), will match the maturities of the Permitted Investments made out of monies standing to the credit of each relevant Account and shall liquidate (or procure that there are liquidated) Permitted
Investments to the extent necessary, for the purpose of payment of any amount due under the Finance Documents;

(iii) all documents of title or other documentary evidence of ownership with respect to Permitted Investments made out of any Account will be held in the custody of the Account Bank for the Debt Trustee and, if any such document or other evidence comes into the possession or control of the Company, it shall procure that the same is to be promptly delivered to the Account Bank on behalf of the Debt Trustee; and

(iv) all Permitted Investments held in Cedel shall be held through the Account Bank in its capacity as an Approved Custodian;

"Permitted Investments Security Agreement" means the document so entitled dated of even date hereof between the Company, EMC, the Debt Trustee and the Account Bank as custodian;

"Permitted Lien" means

(i) liens arising as a matter of law in the ordinary course of such person's business and for the purposes thereof; or

(ii)  encumbrances as contemplated or created by the Finance Documents; or

(iii) pledges of goods, the related documents of title and/or other related documents arising or created in the ordinary course of such person's business as security for indebtedness to a bank or financial institution directly relating to the goods or documents on or over which that pledge exists; or

(iv) security arising out of title retention provisions in a supplier's standard conditions of supply of goods acquired by such person in the ordinary course of its business; or

(v) any other encumbrance created or outstanding with the prior consent of the Majority Term Banks;

"Personnel Services Agreements"  means:

(i) the Personnel Services Agreement of even date herewith between the Company and PlC;

(ii) the Personnel Services Agreement of even date herewith between the Company and UCC;

(iii) the Secondment Agreement of even date herewith between the Company and PIC; and

(iv) the Secondment Agreement of even date herewith between the Company and UCC;

"PE Sales Support Agreement" means the UCC PE Support Agreement dated 28 May, 1996 between UCC and the Company;

"PE Sales Volume Shortfall" in relation to any Relevant PE Period means the Guaranteed PE Sales Volume for such Relevant PE Period less (but not so as to produce a negative figure) the Actual PE Sales Volume for such Relevant PE Period;

"PE Start-up" means Start-up as defined in the PE Licence Agreement;

"PE Units" means the two process units to be constructed as part of the Project designed to produce together PE at the rate of at least 450,000 tonnes per annum;

"PIC" means Petrochemical Industries Company, K.S.C.;

"PIC Charged EMC Securities" means (i) all rights, title and interest of PIC in and to the PIC EMC Shares (and all dividends, distributions, interest or other monies paid or payable thereon), (ii) all stocks, shares, warrants, rights, monies or property (and the dividends, distributions, interest or other monies paid or payable thereon) accruing or acquired at any time and from time to time by way of redemption, purchase, bonus, preference, option or otherwise to or in respect of or derived from all or any of the PIC EMC Shares or any derivative thereof and (iii) any cash or other consideration for the time being forming part of the net proceeds of sale of any of the above mentioned property;

"PIC Current Ratio" means the ratio of PIC's consolidated current assets to its consolidated current liabilities, as those terms are interpreted in accordance with generally accepted international accounting standards;

"PIC EMC Shares" means the shares in EMC details of which are set out in the First Schedule to the PIC EMC Share Pledge Agreement;

"PIC EMC Share Pledge Agreement" means the Deposit and Pledge Agreement of even date herewith between PIC and the Debt Trustee relating to the PIC EMC Shares;

"PIC Leverage Ratio" means the ratio of all PIC's consolidated liabilities (including all contingent liabilities whether or not noted on any financial statements of PIC and also, for this purpose, its commitments to make Additional Shareholder Contributions) to its Net Worth;

"PIC Subordinated Loan Agreement" means the $220,000,000 loan agreement dated 30 April, 1996 between PIC and the Company;

"Plant" means the Units and the other Project Assets and facilities on the Site designed for the purposes of the Project;

"Plant Completion Date" means the first date on which all the Plant Completion Tests shall have been satisfied (provided that (i) the Company shall have no more than five opportunities to satisfy any of the Plant Completion Tests and
(ii) the Plant Completion Date shall not be capable of occurring after 30 September, 2000);

"Plant Completion Tests" means the Mechanical Completion Test, the Unit Performance Tests and the Reliability Test;

"Political Risk Agent" means National Bank of Kuwait S.A.K. in its capacity as administrative agent under the Political Risk Indemnity;

"Political Risk Indemnity" means the agreement so entitled of even date herewith between UCC, the Company, the Political Risk Agent and certain financial institutions;

"Political Risk Indemnitors" means the financial institutions which are party to the Political Risk Indemnity as indemnitors of UCC;

"Polyethylene Marketing Agreement" means the agreement so entitled dated as of 28 May 1996 between the Company and EMC;

"Polypropylene Agreements" means:

(i) the Equate Material Supply Agreement dated on or about the Effective Date between the Company and PIC; and

(ii) the Operation and Maintenance Services Agreement dated on or about the Effective Date between the Company and PIC;

"Polypropylene Operations Account" means an account in the name of the Company and held with National Bank of Kuwait S.A.K. for the purpose of holding advance payments from PIC in respect of the Company's services under any Polypropylene Agreement (or such other account as the Company may from time to time open and maintain for the same purpose provided that the Company has notified the Intercreditor Agent thereof);

"Potential Event of Default" means any event which will (assuming no intervening remedy or waiver), with the passage of time and/or the giving of notice and/or the making of any required determination, become an Event of Default;

"Pricing Forecast Report" means each project pricing forecast provided or, as the case may be, to be provided by the Market Consultant or an Alternate Market Consultant, containing relevant economic assumptions in relation to the Project and the sale of Product and to be utilised by the Company in preparing Annual Bank Cases in accordance with Clause 15 of the Common Terms Agreement;

"Primary Beneficiaries" means any of the Agents, the Trustees, the Arrangers, the Underwriters, the Banks, the Function Banks, the Approved Hedging Counterparties and any other party providing financial accommodation under a New Secured Facility;

"Primary Beneficiary Release Date" means the date upon which the Secured Obligations owed to the Primary Beneficiaries have been fully and finally discharged and none of the Primary Beneficiaries is under any commitment, obligation or liability (whether actual or contingent) to make advances or provide other financial accommodation to the Company;

"Primary Trustees" means the Debt Trustee and the Project Assets Security
Trustee;

"Principal Documents" means the Finance Documents and the Principal Project Documents;

"Principal Markets" means Europe, the Far East (Taiwan and Japan) and the Middle East;

"Principal Products" means:

(i) in the case of EG, fibre grade monoethylene glycol and diethylene glycol; and

(ii)  in the case of PE, film grade LLPDE and injection moulding grade HDPE;

"Principal Project Documents" means:

(i)     the EPC Contracts;
(ii)    the Management Contracts;
(iii)   the Marketing Agreements;
(iv)    the Technology Agreements;
(v)     the Feedstock Supply Agreement;
(vi)    the Catalyst Supply Agreements;
(vii)   the Licences;
(viii)  the Subordinated Loan Agreements;
(ix)    the Utility Agreements;
(x)     the Personnel Services Agreements;
(xi)    the Joint Venture Agreement;
(xii)   the Assignment and Assumption Agreements;
(xiii)  the Political Risk Indemnity;
(xiv)   any Polypropylene Agreements;
(xv)    the Eligible Sponsor Sale Agreements (if any);
(xvi)   the Liquid Air Contract;
(xvii) all sales agency contracts relating to the sale of Product; and (xviii) each contract between the Company and any other person under which such other person is to supply to the Company goods and/or services having an approximate contract value in excess of $10,000,000;

"Priority Distributions Account Credits" means payments into the Distributions Account pursuant to Clause 17.1(vi) of the Common Terms Agreement;

"Proceeds" means all receipts or recoveries by either Trustee (or by any of the Obligors and paid over to either Trustee) pursuant to, or upon enforcement of, any of the Rights and all other monies which are by the terms of any of the Finance Documents to be applied in accordance with Clause 3.2 of the Security Trust Agreement, (excluding any such sums which have been paid by the Debt Trustee to the credit of any suspense account and which are for the time being standing to the credit of such account, but including any sums withdrawn from any such account by the Debt Trustee for the purpose of further applying the same in accordance with Clause 3.2 of the Security Trust Agreement), after deducting (to the extent not already deducted or retained prior to such receipt or recovery by either Trustee):

(i)   all sums which are by law or contract payable to any Receiver;

(ii) all sums which such Trustee is required by the terms of any of the Security Documents to pay to any other person before any such receipts or recoveries are to be available to any of the Beneficiaries and/or discharging any of the obligations secured thereby; and

(iii) all sums which such Trustee is by law required to pay to any person in priority to the Beneficiaries;

"Proceeds Account" means any account in London in the name of the Debt Trustee, the Project Assets Security Trustee or the Residual Trustee opened by it for the purposes of the Security Trust Agreement;

"Product" means all commercially saleable petrochemical products produced at the Plant;

"Profit Element" in relation to a Lease Payment means (subject to Clause 2.5 of the Lease) an amount equal to the Profit Element Reference Amount multiplied by the sum of LIBOR for the period covered by such Lease Payment and the Applicable Margin (expressed as a percentage rate per annum), multiplied further by the number of days in such period and divided by 360;

"Profit Element Reference Amount" means the sum of (i) all Drawings under the Sale Agreement and (ii) all reductions of the Available Lease Facility under Clause 2.5 of the Common Terms Agreement less the aggregate (a) all payments of the Reimbursement Elements of all Lease Payments under the Lease and (b) of all prepayments of the Reimbursement Elements of the Lease Payments under Clauses 4 and 5 of the Common Terms Agreement (or, if the Actual Lease Drawings (and hence the final amount of the Reimbursement Elements of the Lease Payments) have yet to be calculated, all amounts paid to the Lessor which in accordance with Clause 5.7 of the Common Terms Agreement constitute rentals);

"Project" means the design, financing, construction and operation of an olefins complex in Shuaiba, Kuwait with a production capability of 650,000 tonnes per year of ethylene, 450,000 tonnes per year of PE and 340,000 tonnes per year of EG and the sale of Product produced thereby;

"Project Assets" means all physical assets acquired and to be acquired by the Company for the purposes of the Project, whether by purchase or lease;

"Project Assets Security Trustee" means National Bank of Kuwait S.A.K. as project assets security trustee or such other person appointed as such from time to time under the Security Trust Agreement;

"Project Capitalisation" at any time means the aggregate of:

(i)   Total Debt;

(ii) Initial Shareholder Contributions and Extraordinary Shareholder Contributions (as reduced by repayments of Subordinated Liabilities and any permitted redemptions of the equity element of the Initial Shareholder Contributions or any Extraordinary Shareholder Contributions); and

(iii) any net positive shareholder reserves in the Company (as demonstrated by the most recently delivered financial statements delivered by the Company),

in each case as at such time;

"Project Costs" means the aggregate of:

(i) all capital costs (determined in accordance with International Accounting Standards) of whatever nature incurred by the Company in connection with the Project prior to the first date on which a Sponsor is released from its obligations under Clauses 2 and 3 of the Completion Guarantee, including the full capital cost of all Project Assets acquired under finance leases;

(ii) to the extent not included in (i) above, and to the extent capitalised by the Company, the landed costs of Project-related equipment and facilities, construction and installation expenditure (including re-work, engineering, testing and pre-production expenses), payments under Approved Hedging Agreements (taken as a positive sum for Net Swap
Payments and as a negative sum for Net Swap Receivables), interest, duties, taxes, management and commitment fees and other interim expenditure, in each case incurred by the Company prior to the first date on which a Sponsor is released from its obligations under Clauses 2 and 3 of the Completion Guarantee,

(iii) to the extent not included in (i) or (ii) above, the capitalised cost to the Company of the Technology Licensing, such cost being $220,000,000;
and

(iv) (whether or not capitalised by the Company) all preliminary Operating Expenses related to the Project incurred prior to the first date on which a Sponsor is released from its obligations under Clauses 2 and 3 of the Completion Guarantee, to the extent provided for in the Construction Budget

Provided that

      (a) the cost referred to in (iii) above shall be treated as incurred after all other Project Costs for the purposes of Clause 2.2(v) of the Common Terms Agreement and Clause 5(i) of the Sponsor Support Agreement;
and

      (b) Project Costs shall not include any costs relating to the provision of materials, utilities, and/or services under the Polypropylene Agreements;

"Project Documents" means all the Principal Project Documents and all other agreements (other than any of the Finance Documents) whereunder any person is to provide services or supply goods for the purposes of the Project or to market Product produced by the Project on behalf of the Company or EMC;

"Property Damage Insurance Account" means the account in London so designated in the name of the Company and held with the Account Bank;

"Purchaser" means Kuwait Finance House K.S.C. or such other person party to the Sale Agreement from time to time as purchaser;

"Quotation Date" means, in relation to any date on which an interest rate is to be determined, the day on which quotation would ordinarily be given by prime banks in the relevant market for deposits in the relevant currency for delivery on the first day of that period Provided that, if for such period quotations would ordinarily be given on more than one date, it shall be the last of those dates;

"Receiver" means a receiver and/or manager, administrative receiver, trustee or similar officer appointed by a Trustee pursuant to any of the Security Documents or by any court for the purposes of realising, getting in or disposing of any of the assets or revenues the subject of any of the Security;

"Recognised PE Sales" means sales of PE by UCC into the UCC Territory satisfying in whole or in part its obligations under the PE Sales Support Agreement, during the period of twelve consecutive months (the "First PE Period") immediately preceding a twelve month period (the "Second PE Period") in respect of which either of the following conditions shall be satisfied, namely:

(i) EMC shall have entered into an agreement with an independent third party whereby such third party shall have achieved sales of PE in the UCC
Territory during the Second PE Period of an aggregate volume of PE at least equal to that sold by UCC in the UCC Territory during the First PE period; or

(ii) EMC shall, through its own sales organisation, have achieved sales of PE in the UCC Territory during the Second PE Period of an aggregate volume of PE at least equal to that sold by UCC in the UCC Territory during the First PE Period;

"Reference Banks" means (for the purposes of determining LIBOR) the principal London offices of Citibank, N.A., The Chase Manhattan Bank, National Bank of Kuwait S.A.K. and Gulf International Bank B.S.C. and (for the purposes of determining KIBOR) the principal Kuwait City offices of National Bank of Kuwait S.A.K., The Gulf Bank K.S.C. and Burgan Bank S.A.K.;

"Regional Accounts" means:

(i) each account opened by the Company from time to time and designated by the Company as a Regional Account :

      (a) over which effective security has been granted and perfected by the Company and EMC in favour of the Debt Trustee (for and on behalf of the Primary Beneficiaries), and acknowledged by the account bank, on terms and conditions approved by the Approval
Group;

      (b) in respect of which the Debt Trustee (for and on behalf of the Primary Beneficiaries) has received legal opinions in form and substance satisfactory to the Approval Group from counsel in all relevant jurisdictions confirming that effective security has been granted over such account;

      (c) in respect of which the proposed regional account bank, the Company and the Approval Group have reached agreement as to:

            (1) the timing and manner of the clearing of such account, once a month, to one of the Master Accounts; and

            (2) the procedures for the settlement from such account of forward foreign exchange contracts for the purchase of dollars or dinars; and

      (d) in respect of which the proposed regional account bank has agreed that it shall only permit withdrawals by the Company as referred to in (c) above or otherwise with the approval of the Intercreditor Agent or, following its receipt of notification by the Debt Trustee of the occurrence of an Event of Default, upon the instruction of the Debt Trustee, unless, in any case, the Intercreditor Agent (acting reasonably) or (following the occurrence of an Event of Default which has not been waived by the Majority Term Banks or remedied) the Debt Trustee notifies the Company that such account may no longer be used as a Regional Account;

"Regional Account Bank" means a bank with which a Regional Account is held;

"Reimbursement Element" of any Lease Payment means an amount equal to the Tranche A Reimbursement Element and the Tranche B Reimbursement Element thereof;

"Relevant Approval Body" means:

      (i) (at all times prior to the Primary Beneficiary Release Date) the Majority Term Banks (or, in circumstances where the Political Risk Indemnitors in their capacity as Term Banks are, in accordance with Clause 57 of the Common Terms Agreement, precluded from voting on Relevant Decisions (as defined in Clause 57 of the Common Terms Agreement), the Non-Political Risk Majority (as defined in that Clause);

      (ii) (at all times after the Primary Beneficiary Release Date but prior to the Intermediate Release Date) the Political Risk Agent; and

      (iii) (at all times after the Intermediate Release Date but prior to the Final Release Date) the Residual Trustee;

"Relevant EG Period" means a period specified in Column 1 of the Second Schedule to the Sales Volume Guarantee;

"Relevant PE Period" means a period specified in Column 1 of the First Schedule to the Sales Volume Guarantee;

"Reliability Test" means the process specified in Part 3 of the Seventh Schedule to the Common Terms Agreement;

"Residual Trustee" means EMC in its capacity as residual trustee for the Tertiary Beneficiaries under the Security Trust Agreement;

"Respective Percentage" means, in the case of PIC, 55 per cent. and, in the case of UCC, 45 per cent.;

"Rights" means the Security, all Contractual Rights, all rights vested by law in the Trustees by virtue of their holding the Security and all rights to make demands, bring proceedings or take any other action in respect thereof;

"Royalty Payment" means any payment of royalties or technology fees under any of the Technology Agreements;

"Sale Agreement" means the agreement so entitled dated of even date herewith between the Company and the Lessor;
"Sales Volume Guarantee" means the agreement so entitled dated of even date herewith between UCC, PIC, the Company, the Debt Trustee and the Intercreditor Agent;

"Screen Rates" for the purposes of the definition of "LIBOR" means:

(i) the page LIBO of the Reuter Monitor Money Rates Service for the display of London Interbank Offered Rates for dollars (or, if such page or such service shall cease to be available, such other page or such other service (as the case may be) for the purpose of displaying London
Interbank Offered Rates for dollars as the Intercreditor Agent, after consultation with the Term Banks and the Company, shall select); or

(ii) if less than two quotations for the relevant period are displayed and the Intercreditor Agent has not selected an alternative service on which two or more such quotations are displayed the rates (as notified to the Intercreditor Agent) at which each of the Reference Banks was offering to prime banks in the London Interbank Market deposits in dollars and for such period at or about 11.00 a.m. (London time) on the Quotation
Date for such period;

"Second Bridge Facility" means the $200,000,000 bridge facility made available to the Company pursuant to a facility agreement dated 19 August 1996 between the Company as borrower, the Bridge Agent and the financial institutions named therein;

"Second Bridge Lenders" means the lenders under the Second Bridge Facility;

"Secondary Beneficiaries" means, with effect from the Primary Beneficiary Release Date and at all times thereafter until the Intermediate Release Date, PIC and the Political Risk Indemnitors;

"Second Deed of Transfer" means the deed of transfer dated of even date herewith between the Project Assets Security Trustee and the Residual Trustee pursuant to which all the rights, title and interest of the Project Assets Security Trustee in the Trust Property (if any) will, subject to the terms thereof, be transferred to the Residual Trustee on the Intermediate Release Date;

"Secured Obligations" means (i) all of the present and future, and actual and contingent, obligations of the Company under the Finance Documents owed to the Primary Beneficiaries and (ii) all such obligations owed by the Company to PIC, UCC and the Political Risk Indemnitors (to the extent that there are any) arising as a result of any payments made by the Sponsors to the Primary Beneficiaries under the Completion Guarantee or of any payments made by the Political Risk Indemnitors to UCC under the Political Risk Indemnity whether by way of set-off or otherwise;

"Security" means all encumbrances constituted or created by the Security Documents;

"Security Documents" means each of the following:

(i)    the Kuwait Law Security Agreements;
(ii)   the English Law Security Agreement;
(iii)  the New York Law Security Agreement;
(iv)   the Deed of Subordination;
(v) any security agreement entered into from time to time in respect of Regional Accounts or Collection Accounts;
(vi)   the UCC EMC Share Pledge Agreement;
(vii)  the PIC EMC Share Pledge Agreement;
(viii) the Permitted Investments Security Agreement;
(ix)   the Completion Guarantee;
(x) the Bahrain account assignment agreement of even date herewith between EMC and the Debt Trustee;
(xi) any other agreement pursuant to which security is granted to either Primary Trustee from time to time to secure the Secured Obligations,

and all notices and acknowledgements required to be executed or delivered in connection therewith;

"Security Period" means the period commencing on the date of this Agreement and terminating on the Final Release Date;

"Security Trust Agreement" means the agreement so entitled dated of even date herewith between the Company, EMC, the Sponsors, the Trustees, the Agents, the Political Risk Agent, the Lessor, the Term Loan Banks, the Working Capital Banks and the Political Risk Indemnitors;

"Senior Creditors" means:

(i) up until and including the Primary Beneficiary Release Date, the Primary Beneficiaries; and

(ii) after the Primary Beneficiary Release Date until and including the Intermediate Release Date, the Political Risk Indemnitors and (to the extent that it shall be owed Secured Obligations by virtue of payments by it under the Completion Guarantee), PIC;

"Senior Liabilities" means (a) (up until and including the Primary Beneficiary Release Date) all Secured Obligations owed to the Primary Beneficiaries and
(b) (after the Primary Beneficiary Release Date) any amounts owed by the Company to the Sponsors and/or the Political Risk Indemnitors arising as a result of any payments made by the Sponsors to the Primary Beneficiaries under the Completion Guarantee or payments made by the Political Risk Indemnitors to UCC under the Political Risk Indemnity by way of set-off or otherwise;

"Shareholders" means Boubyan, PIC and UCC;

"Shareholder Contributions" means any of the Initial Shareholder
Contributions, the Additional Shareholder Contributions and any Extraordinary Shareholder Contributions;

"Site" means the area within the Shuaiba Industrial Area described in the Land Licence;

"Sponsor Documents" means all the Documents to which either or both of the Sponsors are party;

"Sponsors" means PIC and UCC;

"Sponsor Support Agreement" means the agreement so entitled of even date herewith between the Sponsors, the Company, EMC, the Debt Trustee and the Intercreditor Agent;

"Start-up" means the first day on which the Plant shall have operated at an annual rate of 337,500 tonnes of PE and 255,000 tonnes of EG for seven consecutive days, whilst meeting product quality standards throughout, as determined by the Technical Bank after consulting the Technical Consultant and the Company;

"STA Deed of Accession" means a deed of accession in the form set out in the Fifth Schedule to the Security Trust Agreement;

"Step-in Date" shall have the meaning ascribed thereto in Clause 25.3 of the Sponsor Support Agreement;

"Step-in Documents" means the Feedstock Supply Agreement, the Feedstock Interruption Agreement, the Sales Volume Guarantee, the PE Licence Agreement, the EG Licence Agreement, the Catalyst Supply Agreements, the Marketing Agreements, the Contingent O & M Services Agreement and any other Document entered into from time to time between either or both of the Sponsors and either or both of EMC and the Company, or between EMC and the Company;

"STR Suspension Period" shall have the meaning ascribed thereto in Clause 23.1 of the Sponsor Support Agreement;

"Subordinated Creditors" means:

      (i) up until and including the Primary Beneficiary Release Date, the Shareholders and the Political Risk Indemnitors;

      (ii) after the Primary Beneficiary Release Date up until and including the Intermediate Release Date, the Shareholders (save, in the case of PIC, to the extent of any Secured Obligations owed to it by virtue of payments made by it under the Completion Guarantee);

"Subordinated Liabilities" means any present and future sums, liabilities and obligations whatsoever (actual or contingent) payable, owing due or incurred by the Company to any Shareholder under or in relation to any of the Subordinated Loan Agreements, the Finance Documents, the Technology Agreements, Article 4.1(a) of the Contingent O&M Services Agreement and any Polypropylene Agreement (including, without limitation, until the Primary Beneficiary Release Date, any amounts owed by the Company to the Sponsors and/or the Political Risk Indemnitors arising as a result of any payments made by the Sponsors to the Primary Beneficiaries under the Completion Guarantee or payments made by the Political Risk Indemnitors to UCC under the Political Risk Indemnity by way of set-off or otherwise), but excluding any FS Loans or interest payable thereon Provided that the following payments to UCC under the Technology Agreements shall not constitute Subordinated Liabilities:

(i) any costs and expenses incurred by UCC in providing goods and/or services pursuant to the Technology Agreements which the Company is obliged to reimburse to UCC thereunder; and

(ii) any increase in the Royalty Payments payable to UCC under the Technology Agreements which relate to improvements in the licensed processes the subject thereof, which are covered by any Annual Budget;

"Subordinated Loan Agreements" means:

(i)   the PIC Subordinated Loan Agreement";

(ii)  the Boubyan Subordinated Loan Agreement; and

(iii) the Cost Overrun Facility Agreement;

"Substitute Company" any person who, from time to time, becomes an additional party to the Sponsor Support Agreement and a party (in place of the Company and/or EMC) to one or more Step-in Documents, in accordance with Clause 26.1 of the Sponsor Support Agreement;

"Supplier" in relation to any Lease Asset means the person which shall have contracted to supply the same to the Company;

"SVG Transportation Force Majeure Event" means an occurrence, beyond the reasonable control of the Company, EMC and the Sponsors, which consists of an act of God, fire, flood, war, blockade, voluntary or involuntary compliance with acts or regulations of governmental agencies and authorities, or strikes or labour disputes (except where the same relate only to personnel of the Company, EMC or either Sponsor) which:

(i) affects Kuwait, the Arabian Gulf or the Straits of Hormuz and prevents the transportation of Product out of Kuwait; or

(ii) affects any dispatched shipment of Product and prevents delivery of such Product to the intended purchasers;

"Target EG Sales Volume" in relation to any Relevant EG Period means the target sales volume (in tonnes) of EG specified for such Relevant EG Period in Column 2 of the Second Schedule to the Sales Volume Guarantee;

"Target PE Sales Volume" in relation to any Relevant PE Period means the target sales volume (in tonnes) of PE specified for such Relevant PE Period in Column 2 of the First Schedule to the Sales Volume Guarantee;

"Technology Agreements" means:

(i)   the PE Licence Agreement;

(ii)  the EG Licence Agreement;

(iii) the Olefin Technology Agreement dated as of 5 April 1994 as amended by a letter effective as of 10 May 1995 between Brown & Root International
Inc., Union Carbide Chemicals and Plastics Company Inc. and PIC as assigned by the Sponsors to the Company pursuant to the Assignment and Assumption Agreement governed by New York law;

(iv) the Alphabutol Technology Agreement dated as of 15 January, 1995 between Institut Francais du Petrole, UCC and PIC as assigned by the Sponsors to the Company pursuant to the Assignment and Assumption Agreement governed by New York law;

(v) the Amine Guard System License Agreement dated or to be dated on or before the Effective Date between UOP and the Company; and

(vi) the Benfield Technology License Agreement dated or to be dated on or before the Effective Date between UOP and the Company;

"Technical Bank" means Arab Petroleum Investments Corporation (APICORP) as technical bank or such other person appointed as such from time to time in accordance with Clause 45.2 of the Common Terms Agreement;

"Technical Consultant" means The Pace Consultants Inc. or any other person appointed as such in connection with the Project and approved by the Majority Term Banks;

"Technology Licensing" means the licensing by UCC to the Company of technology under the PE Licence Agreement and the EG Licence Agreement in return for Royalty Payments;

"Term" in relation to any Working Capital Advance means, save as otherwise provided in the Working Capital Facility Agreement, the period for which such Working Capital Advance is borrowed Provided that, if any event contemplated by Clauses 32(xiii) or 32(xiv) of the Common Terms Agreement occurs, the term of such Working Capital Advance shall be extended to the Working Capital Maturity Date;

"Term Banks" means the Term Loan Banks and the Lessor;

"Term Facilities" means the Term Loan Facility and the Lease Facility;

"Term Facilities Notice of Drawdown" means a notice of drawdown in the form set out in the Sixth Schedule to the Common Terms Agreement;

"Term Loan" means the principal amount outstanding from time to time under the Term Loan Facility;

"Term Loan Advance" means, save as otherwise provided in the Term Loan Facility Agreement, an advance made or to be made by the Term Loan Banks under the Term Loan Facility (or, as the case may be, the principal amount thereof outstanding from time to time);

"Term Loan Arrangers" means the Arrangers other than the Lessor;

"Term Loan Banks" means the Tranche A Term Loan Banks and the Tranche B Term Loan Banks;

"Term Loan Facility Agreement" means the agreement so entitled of even date herewith between the Company, the Facility Agent, the Term Loan Arrangers, the Term Loan Underwriters and the Term Loan Banks;

"Term Loan Facility" means the loan facility made available by the Term Loan Banks pursuant to the Term Loan Facility Agreement;

"Term Loan Underwriters" means the Underwriters other than the Lessor;

"Term Outstandings" means the Lease Outstandings and the Outstandings under the Term Loan Facility and any New Term Facility;

"Tertiary Beneficiaries" means, with effect from the Intermediate Release Date and at all times thereafter until the Final Release Date, PIC and UCC in their respective capacities as guarantors under the Completion Guarantee;

"Total Debt" means the aggregate of all Outstandings and the principal amounts actually owed by the Company to any other persons constituting Indebtedness for Borrowed Money (other than Subordinated Liabilities);

"Total Expropriation" means any acts attributable to a governmental authority, in violation of international law, that deprive a Sponsor and its Affiliates (to the extent any Affiliate has an interest in the Project) of their fundamental rights in their investments in the Project ("fundamental rights" meaning rights the deprivation of which substantially deprive a Sponsor and its Affiliates of the benefits of their investments);

"Total Project Costs" means the aggregate of all Project Costs incurred by the Company in connection with the Project up to the first date upon which either Sponsor is released from its obligations under Clauses 2 and 3 of the Completion Guarantee (or, if earlier, 30 September, 2000);

"Tranche A" in relation to the Term Loan or the Term Loan Facility means the portion thereof so designated under the Term Loan Facility Agreement;

"Tranche A Reimbursement Element" in relation to any Lease Payment means the sum of:

(i) one half of the Imputed Lease Drawings (or, after they have been ascertained, one half of the Actual Lease Drawings), divided by seventeen; and

(ii) in the case only of the first Lease Payment after the Actual Lease Drawings have been ascertained, one half of the Lease Payments
Adjustment (expressed as a negative figure if the Actual Lease Drawings are less than the Imputed Lease Drawings);

"Tranche A Term Loan Adjustment" means the difference between:

(i) the aggregate of all instalments of Tranche A of the Term Loan repaid in accordance with Clause 9 of the Term Loan Agreement before the Actual
Tranche A Term Loan Drawings shall have been ascertained; and

(ii) what would have been the aggregate of such instalments of Tranche A of the Term Loan had the Imputed Tranche A Term Loan Drawings equalled the Actual Tranche A Term Loan Drawings;

"Tranche A Term Loan Banks" means the lenders making Tranche A of the Term Loan Facility available under the Term Loan Facility Agreement;

"Tranche B Final Maturity Date" means 31 March 2005;

"Tranche B" in relation to the Term Loan or the Term Loan Facility means the portion thereof so designated under the Term Loan Facility Agreement;

"Tranche B Reimbursement Element" in relation to any Lease Payment means the sum of:

(i) one half of the Imputed Lease Drawings (or, after they have been ascertained, one half of the Actual Lease Drawings), divided by thirteen; and

(ii) in the case only of the first Lease Payment after the Actual Lease Drawings have been ascertained, one half of the Lease Payments
Adjustment (expressed as a negative figure if the Actual Lease Drawings are less than the Imputed Lease Drawings);

"Tranche B Term Loan Adjustment" means the difference between:

(i) the aggregate of all instalments of Tranche B of the Term Loan repaid in accordance with Clause 9 of the Term Loan Agreement before the Actual
Tranche B Term Loan Drawings shall have been ascertained; and

(ii) what would have been the aggregate of such instalments of Tranche B of the Term Loan had the Imputed Tranche B Term Loan Drawings equalled the Actual Tranche B Term Loan Drawings;

"Tranche B Term Loan Banks" means the lenders making Tranche B of the Term Loan Facility available under the Term Loan Facility Agreement;

"Transfer Certificate" means in relation to any Bank the form of certificate required to be executed under its Facility Agreement to effect a transfer of all or part of such Bank's rights, benefits and obligations to a Transferee;

"Transfer Date" means in relation to any Transfer Certificate the date for the making of the transfer as specified in such Transfer Certificate;

"Transferee" in relation to a Bank means a bank or other financial institution to which such Bank seeks to transfer all or part of its rights, benefits and obligations under its Facility Agreement;


"True Sale" in relation to any sale by the Company of any given volume of EG or PE produced by the Plant means a sale where:

(i) the sale price for such volume of EG or, as the case may be, PE is no less than the then prevailing price for EG or, as the case may be, PE in the relevant markets therefor at the time of the contract for such sale; and



(ii) the terms and conditions of the sale are consistent with market practice for the relevant market;

"Trustee" means either the Projects Assets Security Trustee or the Debt Trustee, and "Trustees" means both of them;

"Trust Property" means the Rights, the Proceeds and all Proceeds Accounts;

"UCC" means Union Carbide Corporation;

"UCC Charged EMC Securities" means (i) all rights, title and interest of UCC in and to the UCC EMC Shares (and all dividends, distributions, interest or other monies paid or payable thereon), (ii) all stocks, shares, warrants, rights, monies or property (and the dividends, distributions, interest or other monies paid or payable thereon) accruing or acquired at any time and from time to time by way of redemption, purchase, bonus, preference, option or otherwise to or in respect of or derived from all or any of the UCC EMC Shares or any derivative thereof and (iii) any cash or other consideration from the time being forming part of the net proceeds of sale of any of the above mentioned property;

"UCC EMC Share Pledge Agreement" means the Deposit and Pledge Agreement of even date herewith between UCC and the Debt Trustee relating to the UCC EMC Shares;

"UCC EMC Shares" means the shares in EMC details of which are set out in the First Schedule to the UCC EMC Share Pledge Agreement;

"UCC Territory" means the countries for which UCC is appointed the Company's exclusive sub-agent for sales of PE;

"Underwriters" means the persons named as such in the Common Terms Agreement;

"Unit" means any of the Butene-1 Unit, the Ethylene Unit, the EG Unit and the PE Units;

"Unit Performance Tests" means the series of individual operating tests specified in Part 2 of the Seventh Schedule to the Common Terms Agreement;

"Utility Agreements" means:

(i) the Cooling Water Supply Agreement dated or to be dated on or prior to the Effective Date between the General Administration of the Shuaiba
Area Authority and the Company;

(ii) the Power Supply Letter dated 12 July 1994 from the Ministry of Electricity and Water of Kuwait to PIC; and

(iii) the Utilities and Services Letter dated or to be dated on or prior to the Effective Date from Shuaiba Area Authority to the Company;

"WC Notice of Drawdown" means a notice of drawdown in the form set out in the Third Schedule to the Working Capital Facility Agreement;

"WC Repayment Date" means, in relation to any Working Capital Advance, the last day of the Term thereof;

"Working Capital" means the sum of:

(i)   the balance on the Operations Accounts;

(ii) the Company's inventory of raw materials, spare parts (other than its capital stock of spare parts), work in progress and unsold Product;

(iii) the amount of the Company's receivables (adjusted for bad and doubtful debts in respect of sales of Product);

(iv)  all prepaid expenses and  security deposits; and

(v) in respect of the first two months of the first Annual Budget, the amount of the Initial Working Capital;

less sums owed to trade creditors, all (other than paragraph (v) above) as calculated in accordance with International Accounting Standards and the bases of valuation applied in the Company's audited financial statements;

"Working Capital Advance" means, save as otherwise provided in the Working Capital Facility Agreement, an advance made or to be made by the Working Capital Banks under the Working Capital Facility (or, as the case may be, the principal amount thereof outstanding from time to time);

"Working Capital Agent" means National Bank of Kuwait S.A.K. as working capital agent or such other person appointed as such from time to time under the Working Capital Facility Agreement;

"Working Capital Banks" means the financial institutions which are party to the Working Capital Facility Agreement as lenders;

"Working Capital Facility" means the facility provided to the Company under the Working Capital Facility Agreement;

"Working Capital Facility Agreement" means the agreement so entitled of even date herewith between the Company, the Working Capital Facility Agent and the Working Capital Banks;

"Working Capital Loan" means the principal amount outstanding from time to time under the Working Capital Facility; and

"Working Capital Maturity Date" means 30 September 2004.

Section 2 - Rules of Interpretation and Construction

2.1   References to:

"this Agreement", "this Assignment", "this Deed" or "this Schedule" shall be construed as references to the agreement or document or Schedule in which such reference appears together with all recitals and Schedules thereto;

an "Annex" or an "Appendix" or a "Schedule" shall, subject to any contrary indication, be construed as a reference to an annex or appendix or schedule of or to the agreement or document in which such reference appears;

a "business day" shall be construed as a reference to a day on which banks are generally open for business in London, New York and Kuwait City Provided however that if any such reference includes a reference to a day on which payment or purchase of any sum is due, then on such day, in addition to the above requirements, banks must generally be open in the principal financial centre of the country of such currency;

a "Clause" shall, subject to any contrary indication, be construed as a reference to a clause of the agreement or document in which such reference appears;

an "encumbrance" shall be construed as a reference to a mortgage, charge, pledge, lien or other encumbrance of any kind whatsoever securing any obligation of any person or any other type of preferential arrangement having a similar effect (including, without limitation, title transfer and retention arrangements but excluding the Lease Facility and its effects);

the "equivalent" on any given date in any currency (the "first currency") of an amount denominated in another currency (the "second currency") is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the spot rate of exchange (or spot cross rates of exchange using dollars) quoted on the relevant page of the Reuters Screen or, if no such rate of exchange is quoted, the rate of exchange quoted by the relevant Agent at or about 11.00 a.m. on such date for the purchase of the first currency with the second currency for delivery on the second business day thereafter;

"hereunder", "herein" and similar expressions shall mean "under" or "in" the agreement or document in which they appear and shall not be restricted to the Clause or Schedule of the agreement or document in which they appear;

a "holding company" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

"indebtedness" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

"interest" shall be construed so as to include any financing charge or cost (howsoever described) calculated with respect to the amount of any Indebtedness for Borrowed Money and any period for which such indebtedness is outstanding;

a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a business day, it shall end on the next succeeding business day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding business day Provided that, if a period starts on the last business day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last business day in that later month (and references to "months" shall be construed accordingly);

a "Part" shall, subject to any contrary indication, be construed as a reference to a part of the agreement or document in which such reference appears;

a "person" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

"repay" (or any derivative form thereof) shall, subject to any contrary indication, be construed to include "prepay" (or, as the case may be, the corresponding derivative form thereof);

a Clause or a Schedule shall, subject to any contrary indication, be construed as a reference to the particular Clause of or Schedule to the agreement or document in which such reference appears;

a "subsidiary" of a person shall be construed as a reference to any company or corporation:

(i)   which is controlled, directly or indirectly, by such person;

(ii) more than half the issued share capital of which is beneficially owned, directly or indirectly, by such person; or

(iii) which is a subsidiary of another subsidiary of such person;

a company or corporation shall be treated as being "controlled" by a person if such person is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

"tax" means any present or future tax, levy, duty, charge, fee, deduction or withholding in the nature of tax, whatever called, wherever imposed, levied, collected, withheld or assessed and shall include, without limitation, any failure to pay or any delay in paying any of the same ;

"transferee" shall be construed so as to include any Transferee;

"VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time; and

the "winding-up", "dissolution", "administration", "insolvency" or "reorganisation" of a company or corporation and references to the "liquidator", "assignee", "administrator", "receiver", "administrative receiver", "receiver" and "manager", "manager" or "trustee" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings or, as the case may be, insolvency representatives or officers under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation or, as the case may be, insolvency representatives or officers is incorporated or constituted or any jurisdiction in which such company or corporation or, as the case may be, insolvency representatives or officers carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

2.2 "$" and "dollars" denote lawful currency of the United States of America, and "KD" and "dinars" denotes the lawful currency of the State of Kuwait.

2.3 Words in any agreement or document importing the singular shall include the plural and vice versa.

2.4 Save where the contrary is indicated, any reference in any Finance Document to:

      (i) any person shall be construed so as to include (a) its and any subsequent successors, transferees and assigns in accordance with their respective interests and (b) any person to whom its rights and/or obligations are novated, assigned and/or transferred pursuant to any of the Documents;

      (ii) such agreement or document or any other agreement or document shall be construed as a reference to each such agreement or document or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated, replaced or supplemented;

      (iii) a statute or enactment shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted; and

      (iv) a time of day shall, save as otherwise provided in any agreement or document, be construed as a reference to London time.

2.5 Clause, Part and Schedule headings contained in, and any index or table of contents to, any agreement or document are for ease of reference only.

2.6 All calculations or determinations to be made under any of the Security Documents in respect for the purposes of determining voting rights and distribution shall be made in dollars and any amount denominated in a currency other than dollars shall be taken into account for the purposes of such calculation or, as the case may be, determination at its equivalent in dollars on the date such calculation or determination falls to be made.


The Company
EQUATE PETROCHEMICAL CO. K.S.C. (CLOSED)

By:   CHARLES R. KLINE



The Sponsors
PETROCHEMICAL INDUSTRIES COMPANY K.S.C.

By:   KHALED BUHAMRAH



UNION CARBIDE CORPORATION

By:   THOMAS J. LA FORGE



The Intercreditor Agent and Project Assets Security Trustee
NATIONAL BANK OF KUWAIT S.A.K.

By:   ISAM AL SAGER



The Debt Trustee
CITICORP TRUSTEE COMPANY LIMITED

By:   WAGDI RABBATT




                                                                   KP$01D6.29